SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]	Preliminary Proxy Statement	[ ]	Soliciting Material Under Rule 14a-12
[ ]	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]	Definitive Proxy Statement
[ ]	Definitive Additional Materials

HECLA MINING COMPANY
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials:
[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	1)	Amount previously paid:

	2)	Form, Schedule or Registration Statement No.:

	3)	Filing Party:

	4)	Date Filed:

April 9, 2012

Dear Fellow Shareholders:

     On behalf of your Board of Directors and management, it is our pleasure to invite you to attend the Annual Meeting of Shareholders of Hecla Mining Company to be held on Thursday, May 24, 2012, at 10:00 a.m., Pacific Daylight Time, at Elk’s Temple BPOE No. 331, located at 419 Cedar St., Wallace, Idaho. Driving directions to the Elk’s Temple can be found on the back cover of this document.

     At the meeting, shareholders will vote on the matters set forth in the formal notice of the meeting that follows on the next page. In addition, we will discuss Hecla’s 2011 performance and the outlook for this year, and answer your questions.

     Your vote is important. Whether or not you plan to attend our Annual Meeting of Shareholders, we urge you to vote your shares as soon as possible. Since a majority of the outstanding shares of our common stock must be represented either in person or by proxy to constitute a quorum for the conduct of business, please promptly vote your shares by completing, signing, dating and returning your proxy card in the envelope provided, or by Internet or telephone voting as described in the Proxy Statement, the proxy card, or the Notice of Internet Availability of Proxy Materials.

     We sincerely hope you will be able to attend and participate in our Annual Meeting of Shareholders. We welcome the opportunity to meet with many of you and give you a firsthand report on our progress, as well as express our appreciation for your confidence and support. Your Board of Directors and management are committed to the continued success of Hecla Mining Company, and the enhancement of your investment.

Ted Crumley	Phillips S. Baker, Jr.
Chairman of the Board	President and Chief Executive Officer

To expedite your receipt of future proxy materials, while lowering the costs for printing and delivery, as well as reducing the environmental impact, we strongly encourage you to sign up for electronic delivery of future proxy materials. For more information, please see “Electronic Delivery of Proxy Materials, Annual Reports, News Releases and Documents Filed with the Securities and Exchange Commission” on page 8 of the Proxy Statement or the instructions included on your voting instructions or proxy card.

HECLA MINING COMPANY
6500 N. Mineral Drive, Suite 200
Coeur d’Alene, Idaho 83815-9408
208-769-4100
____________

NOTICE OF 2012 ANNUAL MEETING OF SHAREHOLDERS

     NOTICE IS HEREBY GIVEN that the 2012 Annual Meeting of Shareholders of Hecla Mining Company will be held at the Elk’s Temple BPOE No. 331 located at 419 Cedar St., Wallace, Idaho, on Thursday, May 24, 2012, at 10:00 a.m., Pacific Daylight Time, for the following purposes:

1.	Elect two nominees to the Board of Directors, to serve for a three-year term or until their respective successors are elected;

2.	Approve, on an advisory basis, the compensation of our named executive officers;

3.	Approve an amendment to our Stock Plan for Nonemployee Directors;

4.	To ratify the Audit Committee’s appointment of BDO USA, LLP, as our independent registered public accounting firm for 2012; and

5.	To transact such other business as may properly come before the meeting.

     The Board of Directors has fixed the close of business on March 23, 2012, as the record date for the determination of shareholders entitled to notice of and to vote at the 2012 Annual Meeting of Shareholders and at any adjournment or postponement thereof. We are not currently aware of any other business to be brought before the 2012 Annual Meeting of Shareholders. A list of shareholders entitled to vote at the meeting will be available for examination by any shareholder for any purpose relevant to the meeting during ordinary business hours for at least ten days prior to May 24, 2012, at Hecla’s Wallace office, located at 611 Bank St., Wallace, Idaho.

     We are pleased to take advantage of the Securities and Exchange Commission rule allowing companies to furnish proxy materials to shareholders over the Internet. We believe that this e-proxy process lowers our costs and reduces the environmental impact related to the mailing of materials associated with our 2012 Annual Meeting of Shareholders. On or about April 9, 2012, we began mailing to certain shareholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy materials and how to vote online. All other shareholders will receive the proxy materials by mail.

By Order of the Board of Directors

Michael B. White
Corporate Secretary

April 9, 2012

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS
May 24, 2012

i

ii

iii

PROXY STATEMENT

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE 2012 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 24, 2012

This Proxy Statement and the accompanying Annual Report are available at:
http://www.hecla-mining.com

     This Proxy Statement is being furnished by the Board of Directors (“Board”) of Hecla Mining Company, a Delaware corporation (“we,” “our,” “us,” “Hecla,” or the “Company”), to holders of shares of Hecla’s common stock, par value $0.25 per share, in connection with the soliciting of proxies to be voted at our Annual Meeting of Shareholders to be held on Thursday, May 24, 2012, at 10:00 a.m., Pacific Daylight Time, and any adjournment or postponement thereof (“Annual Meeting”), for the purposes set forth in the accompanying Notice of 2012 Annual Meeting of Shareholders. The Annual Meeting will be held at the Elk’s Temple BPOE No. 331, located at 419 Cedar St., Wallace, Idaho.

     This Proxy Statement contains important information regarding our Annual Meeting, the proposals on which you are being asked to vote, information you may find useful in determining how to vote, and voting procedures.

     On or about April 9, 2012, we mailed to our shareholders of record as of the close of business on March 23, 2012 (the “Record Date”), either a Notice of Internet Availability of Proxy Materials (“Notice”) containing instructions on how to access this Proxy Statement and our 2011 Annual Report (“Proxy Materials”) online, or a printed copy of these Proxy Materials.

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Special Note to Beneficial Holders of Shares of Common Stock

     THE INFORMATION SET FORTH IN THIS SECTION IS OF SIGNIFICANT IMPORTANCE TO MANY SHAREHOLDERS OF THE COMPANY, SINCE MANY SHAREHOLDERS HOLD SHARES THROUGH THEIR BROKER OR OTHER NOMINEE AND DO NOT HOLD SHARES IN THEIR OWN NAME.

     Shareholders who do not hold their shares in their own name (referred to in this Proxy Statement as “beneficial shareholders” or “beneficial owner”) should note that only proxies submitted by shareholders whose names appear on the Company records as the registered holders of shares of common stock can be recognized and acted upon at our Annual Meeting. If shares of common stock are listed in an account statement provided to a shareholder by a broker or other nominee, then in almost all cases those shares of common stock will not be registered in the shareholder’s name on the Company records and are most likely registered under the names of the shareholder’s broker or an agent of that broker. In the United States, the vast majority of such shares are registered under the name of Cede & Co. as nominee for The Depository Trust Company (which acts as depository for many U.S. brokerage firms and custodian banks), and in Canada, under the name of CDS & Co. (the registration name for The Canadian Depository for Securities Limited, which acts as nominee and custodian for many Canadian brokerage firms). Beneficial shareholders should ensure that instructions for voting their shares of common stock with respect to the election of directors, approval of executive compensation, and approval of the amendment to the Stock Plan for Nonemployee Directors, are communicated to the appropriate person, as without specific instructions, brokers and/or nominees are prohibited from voting shares for their clients on such matters.

     Applicable regulatory policy requires intermediaries/brokers to seek voting instructions from beneficial shareholders in advance of shareholders’ meetings, unless a beneficial shareholder has waived the right to receive meeting materials. Every intermediary/broker has its own mailing procedures and provides its own return instructions to clients, which should be carefully followed by beneficial shareholders in order to ensure that their shares of common stock are voted at our Annual Meeting. The form of proxy supplied to a beneficial shareholder by its broker (or the agent of the broker) is similar to the form of proxy provided to registered shareholders by us. However, its purpose is limited to instructing the registered shareholder (the broker or agent of the broker) how to vote on behalf of the beneficial shareholder. The majority of brokers now delegate responsibility for obtaining instructions from clients to Broadridge Financial Solutions, Inc. (“Broadridge”) in the United States and Canada. Broadridge typically applies a special sticker to proxy forms, mails those forms to the beneficial shareholders, and the beneficial shareholders return the proxy forms to Broadridge. Broadridge then tabulates the results of all instructions received and provides appropriate instructions on the voting of shares to be represented at our Annual Meeting. A beneficial shareholder receiving a Broadridge proxy cannot use that proxy to vote shares of our common stock directly at our Annual Meeting – the proxy must be returned to Broadridge well in advance of our Annual Meeting in order to have the shares of common stock voted.

     Alternatively, a beneficial shareholder may request in writing that his or her broker send to the beneficial shareholder a legal proxy which would enable the beneficial shareholder to attend our Annual Meeting and vote his or her shares of common stock.

Notice of Electronic Availability of Proxy Materials

     As permitted by Securities and Exchange Commission (“SEC”) rules, we are making these Proxy Materials available to certain shareholders electronically via the Internet. The Notice contains instructions on how to access these Proxy Materials and vote online. If you received a Notice by mail, you will not receive a printed copy of the Proxy Materials in the mail. Instead, the Notice instructs you on how to access and review all of the important information contained in the Proxy Materials. The Notice also instructs you on how you may submit your proxy over the Internet or by telephone. If you received a Notice by mail and would like to receive a printed copy of our Proxy Materials, you should follow the instructions for requesting such materials contained in the Notice.

Record Date, Shares Outstanding and Quorum

     Shareholders of record of our common stock at the close of business on the Record Date are entitled to vote on all matters presented at the Annual Meeting or any adjournment or postponement of the meeting. As of the Record Date, 285,297,951 shares of common stock were outstanding and entitled to vote at the Annual Meeting. Each such share is entitled to one vote. Shares of our common stock that are held by us in our treasury are not counted as shares outstanding and will not be voted.

     A quorum must be present in order for business to be conducted at the Annual Meeting. A quorum consists of the presence at the Annual Meeting, in person or represented by proxy, of a majority of the outstanding shares of our common stock as of the Record Date. Shares represented by proxies marked “Abstain” and “broker non-votes” are counted in determining whether a quorum is present for the transaction of business at the Annual Meeting. A “broker non-vote” occurs when a broker or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker or nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

Voting Matters and Vote Recommendation

     Our Board recommends that you vote your shares as follows:

Proposal		Board Vote	Page Reference
No.	Matter	Recommendation	(for more detail)
		FOR EACH
1	Election of Directors	NOMINEE	13
2	Approval of Named Executive Officer Compensation	FOR	18
3	Approve an Amendment to the Stock Plan for
	Nonemployee Directors	FOR	18
4	Ratify the Appointment of BDO USA, LLP as
	Auditors for 2012	FOR	20

“Shareholder of Record” versus “Beneficial Owner”

     Most of our shareholders hold their shares through a broker, financial institution or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

     Shareholder of Record. If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are considered, with respect to those shares, the shareholder of record. As the shareholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the Annual Meeting.

     Beneficial Owner. If your shares are held in a stock brokerage account or by a financial institution or other nominee, you are considered the beneficial owner of shares held in “street name,” and these Proxy Materials are being forwarded to you by your broker, financial institution or other nominee, which is considered with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker as to how to vote your shares and are also invited to attend the Annual Meeting. However, because you are not the shareholder of record, you may not vote your shares in person at the Annual Meeting unless you obtain and present a signed proxy from the record holder giving you the right to vote the shares. If you do not vote your shares over the Internet or otherwise provide the shareholder of record with voting instructions, your shares may constitute broker non-votes on certain matters.

Information about Voting

     The Notice containing instructions on how to access these Proxy Materials electronically cannot be used to vote your shares. The Notice does, however, provide instructions on how to vote by using the Internet, telephone, or by requesting and returning a paper proxy card or voting instruction card.

     If your shares are held in your name, you have the right to vote in person at the Annual Meeting. If your shares are held in a brokerage account or by another nominee, you are considered the beneficial owner of shares held in street name. Since a beneficial owner is not the shareholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a “legal proxy” from your broker or nominee that holds your shares, giving you the right to vote the shares at the Annual Meeting.

     Whether you hold shares directly as a shareholder of record or beneficially in street name, you may vote without attending the Annual Meeting. You may vote by granting a proxy or, for shares held beneficially in street name, by submitting voting instructions to your broker or nominee. In most cases, you will be able to do this by using the Internet, by telephone, or by mail if you received a printed set of the Proxy Materials.

To vote by mail:

  Mark, sign and date your proxy card; and

  Return your proxy card in the enclosed postage-paid envelope.

To vote over the Internet:

  Have your proxy card or Notice available;

  Log on to the Internet and visit the website noted on your proxy card or Notice (www.proxyvote.com);

  Follow the instructions provided; and

  Do not mail your proxy card.

To vote by telephone:

  Have your proxy card available;

  Call the toll-free number listed on your proxy card (1-800-690-6903);

  Follow the recorded instructions; and

  Do not mail your proxy card.

To vote in person if you are a registered shareholder of record:

  Attend our Annual Meeting;

  Bring a valid photo identification; and

  Deliver your completed proxy card or ballot in person.

To vote in person if you hold your shares in “street name” (through a broker, financial institution or other nominee):

  Attend our Annual Meeting;

  Bring a valid photo identification; and

  Obtain from your broker, financial institution or other nominee a document that allows you to vote the shares held for your benefit, attach that document to your completed proxy card or ballot and deliver it in person.

     We will pass out written ballots to any eligible person who wants to vote at the Annual Meeting. If you hold your shares through a brokerage account, but do not have a physical share certificate, or the shares are registered in someone else’s name, you must request and present a legal proxy from the registered owner to vote at the meeting.

     If you do not specify how you want to vote your shares on your proxy card or voting instruction card, or by voting over the Internet or telephone, they will be voted FOR the nominees named for director, FOR the approval of the compensation of our named executive officers, FOR the approval of an amendment to our Stock Plan for Nonemployee Directors, and FOR ratification of the appointment of BDO USA, LLP.

To vote your 401(k) Plan shares:

     If you participate in the Hecla Mining Company Capital Accumulation Plan and hold shares of our common stock in your plan account as of the Record Date, you will receive a request for voting instructions from the plan trustee (“Vanguard”) with respect to your plan shares. You are entitled to direct Vanguard how to vote your plan shares. If you do not provide voting instructions to Vanguard by 11:59 p.m., Eastern Daylight Time, on May 21, 2012, the Hecla shares in your plan account will be voted by Vanguard in the same proportion as the shares held by Vanguard for which voting instructions have been received from other participants in the plan.

Inspectors of Election

     Representatives of Broadridge will receive and tabulate proxies, act as independent Inspectors of Election, supervise the voting, decide the validity of proxies, and certify their count of all votes and ballots. Broadridge has been instructed that the vote of each shareholder must be kept confidential and may not be disclosed (except in the event of legal proceedings or, in the event of a contested proxy solicitation, to permit the solicitation of the votes of undecided shareholders). We will announce the voting results at the meeting and publish final results in a Form 8-K filed with the SEC within four business days of the Annual Meeting.

Votes Required for the Proposals

     Under New York Stock Exchange (“NYSE”) rules, if your shares are held in “street name” and you do not indicate how you wish to vote, your broker is only permitted to exercise its discretion to vote your shares on certain “routine” matters. Proposal 1 (Election of Directors), Proposal 2 (Approval of Executive Compensation), and Proposal 3 (Approval of Amendment to Stock Plan for Nonemployee Directors), are not “routine” matters, whereas Proposal 4 (Ratification of Appointment of BDO USA, LLP) is a “routine” matter. Accordingly, if you do not direct your broker how to vote for a director in Proposal 1 or how to vote for Proposals 2 and 3, your broker is not permitted to exercise discretion and is not permitted to vote your shares on such matters. This is called a “broker non-vote.”

     Proposal 1 - Election of Directors. For more information on director elections, see “Proposal 1 - Election of Directors” beginning on page 13. Each director will be elected by a majority of votes cast at the Annual Meeting, whether in person or by proxy. A properly executed proxy card marked “WITHHOLD” with respect to the election of directors will not be voted and will not count “FOR” any of the nominees for which the vote was withheld. Any shares not voted (whether by abstentions, broker non-votes or otherwise) have the same impact as a vote to withhold authority in the election of directors, and does not affect the election of directors.

     You may vote “FOR” the nominees for election as directors, or you may “WITHHOLD” authority to vote for one or more of the nominees.

     Proposal 2 – Approval of Named Executive Officer Compensation. For more information on approval of our executive compensation see “Proposal 2 - “Approval of Name Executive Officer Compensation” beginning on page 18. The advisory vote on executive compensation will require the affirmative vote of a majority of votes cast at the Annual Meeting, whether in person or by proxy. Abstentions or shares that are not voted are not counted as cast for this purpose. Even though your vote is advisory and therefore will not be binding on the Company, the Board’s Compensation Committee will review the voting results and take them into consideration when making future decisions regarding executive compensation.

     You may vote “FOR,” “AGAINST” or “ABSTAIN” on the proposal to approve the compensation of our named executive officers.

     Proposal 3 – Approval of Amendment to Stock Plan for Nonemployee Directors. For more information on the amendment to extend the termination date of the Stock Plan for Nonemployee Directors see “Proposal 3 – Approval of Amendment to Stock Plan for Nonemployee Directors” beginning on page 18. This proposal requires an affirmative vote of a majority of votes cast at the Annual Meeting, whether in person or by proxy. Abstentions or shares that are not voted are not counted as cast for this purpose.

     You may vote “FOR,” “AGAINST” or “ABSTAIN” on the proposal to amend the Stock Plan for Nonemployee Directors.

     Proposal 4 - Ratification of Appointment of BDO USA, LLP. Under the Sarbanes-Oxley Act of 2002, the Audit Committee has the sole authority to appoint the independent registered public accounting firm for the Company. However, the Board feels that it is important for the shareholders to approve the selection of BDO USA, LLP. This proposal requires the affirmative vote of a majority of votes cast at the Annual Meeting, whether in person or by proxy. Abstentions or shares that are not voted are not counted as cast for this purpose. The appointment of our independent registered public accounting firm for calendar year 2012 is considered a “routine” matter and brokers that are not directed how to vote are permitted to vote shares held in street name for their customers on this item.

     You may vote “FOR,” “AGAINST,” or “ABSTAIN” on the proposal to ratify the appointment of BDO USA, LLP, as our independent registered public accounting firm for 2012.

     Discretionary voting by proxies on other matters. Aside from the election of two directors, the approval of executive compensation, approval of the amendment to our Stock Plan for Nonemployee Directors, and the ratification of the appointment of BDO USA, LLP, we do not know of any other proposal that may be presented at the Annual Meeting. However, if any other business is properly presented at the Annual Meeting, your proxy gives authority to Phillips S. Baker, Jr. and Michael B. White to vote on such matters at their discretion. No other proposals have been timely submitted in accordance with our Bylaws, and we are not aware of any matters other than those described in this Proxy Statement that will be acted upon at the Annual Meeting.

Broker Non-Votes and Abstentions

     Please note that brokers may no longer vote your shares on certain matters in the absence of your specific instructions as to how to vote. We encourage you to provide instructions to your broker regarding the voting of your shares.

     Brokers, financial institutions or other nominees holding shares in street name for their customers are generally required to vote the shares in the manner directed by their customers. If you do not provide your broker or other nominee with instructions on how to vote your street name shares, your broker or nominee will not be permitted to vote them on non-routine matters (a broker non-vote) such as Proposals 1, 2 and 3. Shares subject to a broker non-vote will not be considered entitled to vote with respect to Proposals 1, 2 and 3, and will not affect the outcome of those Proposals.

     Abstentions will have no effect on Proposal 1. Abstentions will be treated as being present and entitled to vote on Proposals 2, 3 and 4, if properly presented at the Annual Meeting, and therefore, will have the effect of votes against such proposals.

Proxies

     A “proxy” is your legal appointment of another person to vote the shares that you own in accordance with your instructions. The person you appoint to vote your shares is also called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. We have designated Phillips S. Baker, Jr., our President and Chief Executive Officer, and Michael B. White, our Corporate Secretary, as proxies for the Annual Meeting.

     When you sign the proxy card, you appoint Phillips S. Baker, Jr. and Michael B. White as your representatives at the Annual Meeting. As your representatives, they will vote your shares at the Annual Meeting (including any adjournment or postponement) as you have instructed them on your proxy card or, if no instruction is given, as set forth in the following paragraph. With proxy voting, your shares will be voted whether or not you attend the Annual Meeting in person. Even if you plan to attend the Annual Meeting, it is a good idea to complete, sign and return your proxy card in advance of the Annual Meeting in case your plans change.

     Properly signed and dated proxies received by us prior to or at the Annual Meeting will be voted as instructed on the proxies or, in the absence of such instruction:

(i)	FOR the election to the Board of George R. Nethercutt, Jr. and John H. Bowles;

(ii)	FOR approval of our named executive officer’s compensation;

(iii)	FOR the approval of an amendment to our Stock Plan for Nonemployee Directors; and

(iv)	FOR the ratification of the appointment of BDO USA, LLP, as our independent registered public accounting firm for 2012.

Revoking a Proxy

     If you are a shareholder of record, you may revoke your proxy and change your vote at any time before your proxy is voted at the Annual Meeting, in any of the following ways:

  By sending a written notice of revocation to our Corporate Secretary, if such notice is received prior to the vote at the Annual Meeting, at our principal executive offices:

Hecla Mining Company
Attn: Corporate Secretary
6500 N. Mineral Drive, Suite 200
Coeur d’Alene, ID 83815-9408

  By submitting a later-dated proxy to our Corporate Secretary prior to the vote at the Annual Meeting; or

  By voting in person at the Annual Meeting.

     If you hold your shares in street name, you should contact your broker, financial institution or other nominee for information on how to revoke your voting instructions and provide new voting instructions.

     If you hold your shares in the Hecla Mining Company Capital Accumulation Plan, you may revoke your previously provided voting instructions by filing with Vanguard either a written notice of revocation or a properly executed proxy bearing a later date prior to the deadline for voting plan shares. If you hold your Hecla shares outside of the plan, you will vote those shares separately.

Costs of Solicitation

     We will bear all costs and expenses relating to the solicitation of proxies, including the costs of preparing, assembling, printing, mailing and distributing these Proxy Materials. We have hired Broadridge to assist us in mailing these Proxy Materials. Additionally, we have retained Morrow & Co. to assist in the solicitation of votes for an estimated fee of $8,000, plus reimbursement of certain out-of-pocket expenses. Solicitations may be made personally or by mail, facsimile, telephone, or via the Internet. However, if you choose to access the Proxy Materials over the Internet, you are responsible for any Internet access charges you may incur. Arrangements will be made with brokerage firms and other custodians, nominees and fiduciaries for forwarding solicitation materials to the beneficial owners of the shares of common stock held by such persons, and we will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection with such activities.

Annual Report

     Our Annual Report to Shareholders, consisting of our Form 10-K for the year ended December 31, 2011, and other information, is being made available to shareholders with this Proxy Statement. Shareholders may obtain a copy of our Annual Report for the calendar year ended December 31, 2011, without cost, by written or oral request to:

Hecla Mining Company
Attention: Jeanne DuPont
6500 N. Mineral Drive, Suite 200
Coeur d’Alene, Idaho 83815-9408
Telephone: 208-769-4100

     You can also access our SEC filings, including our Annual Reports on Form 10-K, and all amendments thereto, on the SEC website at http://www.sec.gov/edgar.shtml or on our website at http://www.hecla-mining.com.

Hecla’s Transfer Agent

     Please contact our transfer agent, at the phone number or address listed below, with questions concerning stock certificates, dividend checks, transfer of ownership or other matters pertaining to your stock account.

American Stock Transfer & Trust Company
59 Maiden Lane
New York, NY 10038
800-937-5449 (or) 718-921-8275

Householding of Proxy Materials

     Many brokerage firms, financial institutions and transfer agents have instituted “householding” procedures for beneficial owners and shareholders of record. Householding is when a single copy of our Proxy Materials is sent to a household in which two or more shareholders reside if they appear to be members of the same family. This practice is designed to reduce duplicate mailings and save significant printing and postage costs, as well as natural resources.

     If you are a beneficial owner, you may have received householding information from your broker, financial institution or other nominee shareholder in the past. Please contact the shareholder of record directly if you have questions, require additional copies of our Proxy Materials, or wish to revoke your decision to household and thereby receive multiple copies. You should also contact the shareholder of record if you wish to institute householding. These options are available to you at any time.

     Shareholders of record who share an address and would like to receive a separate copy of our Proxy Materials for future annual meetings, or have questions regarding the householding process, may contact our transfer agent, American Stock Transfer & Trust Company, either by written request or by telephone at the address and telephone number listed above. By contacting American Stock Transfer & Trust Company, shareholders of record sharing an address can also request delivery of multiple copies of our Proxy Materials in the future.

Electronic Delivery of Proxy Materials, Annual Reports, News Releases and Documents Filed with the Securities and Exchange Commission

     If you are a shareholder of record, you may request and consent to electronic delivery of future Proxy Materials by following the instructions on your proxy card or by visiting our website at http://www.hecla-mining.com under “Investors” and selecting the “Annual Report and Proxy Material” icon and following the instructions. If your shares are held in street name, please contact your broker, bank or other nominee and ask about the availability of electronic delivery. If you select electronic delivery, we will discontinue mailing the Proxy Materials to you beginning next year and you will be sent an email message notifying you of the Internet address or addresses where you may access the Proxy Materials. Your consent to electronic delivery will remain in effect until you revoke it. If you selected electronic delivery last year, we will not mail the Proxy Materials to you this year and you will receive an email message with the Internet address where you may access the Proxy Materials for the current year. This process is designed to expedite shareholders’ receipt of Proxy Materials, lower the cost of the Annual Meeting, and help conserve natural resources.

     Shareholders may also elect to receive notice of our filings with the SEC, annual reports and news releases by email. You may sign up for this service by visiting our website at http://www.hecla-mining.com and selecting the “Email Updates” icon on our home page.

Direct Registration and Investor Services

     The Direct Registration System (“DRS”) is a system that allows your shares in Hecla to be held in your name in book-entry form, without having a physical certificate issued. You retain full ownership of your shares, and you have the same rights and privileges as holders of shares held in certificate form. You may request a physical certificate at any time, although it is generally easier and more efficient to maintain your shares in non-certificated form. The benefits of DRS are:

  Provides accurate, quick and cost-efficient transfers between our transfer agent and your broker/dealer;

  Ensures secure electronic transfer of your securities;

  Reduces the risk with physical certificates being processed, including turnaround delays, mail losses and risks associated with stolen, forged or counterfeit securities;

  You will receive a periodic annual statement, either from your brokerage firm or our transfer agent. Unlike a physical security, if you lose the statement, it is easy to get another one; and

  It is generally safer to own your shares in book-entry form because there are no certificates to be stolen, lost or destroyed. There is also no need to rent a safe-deposit box or other safe place to keep the certificates, and you do not have to send them in the mail or insure them.

     You can contact our transfer agent, American Stock Transfer & Trust Company at the address and telephone number listed above for more information on DRS.

     Our transfer agent also offers expanded online services through their affiliate, AST Investor Services, an online retail investor portal. It offers shareholders the ability to consolidate positions in a single account, online access to approximately 10,000 equity issuers and comprehensive investment tools. The benefits include:

  Consolidated positions in a single account;

  Buy and sell equities;

  Dividend reinvestments; and

  Provides shareholders with online access and consolidated account management, allowing more options for diversification.

     For more information on this service, contact AST Investor Services at 1-888-444-0057, or visit them on the Internet at www.astinvestor.com, or through customer service at Customerservice@astinvestor.com.

PROVISIONS OF HECLA’S BYLAWS WITH
RESPECT TO SHAREHOLDER PROPOSALS AND
NOMINATIONS FOR ELECTION AS DIRECTORS

     You may submit proposals for consideration at future annual shareholder meetings, including director nominations as follows:

Shareholder proposals at the 2013 Annual Meeting of Shareholders

     Our Bylaws establish procedures governing the eligibility of nominees for election to our Board, and the proposal of business to be considered by our shareholders at an Annual Meeting of Shareholders. For nominations or other business to be properly brought before an Annual Meeting of Shareholders by a shareholder, the shareholder must have given timely notice thereof in writing to our Corporate Secretary. To be timely, a shareholder’s notice shall be delivered to our Corporate Secretary at our principal executive offices located at 6500 N. Mineral Drive, Suite 200, Coeur d’Alene, Idaho 83815-9408, not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s Annual Meeting of Shareholders; provided, however, that in the event the date of the Annual Meeting of Shareholders is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the shareholder to be timely must be delivered not earlier than the 120th day prior to such Annual Meeting of Shareholders and not later than the close of business on the later of the 90th day prior to such Annual Meeting of Shareholders or the 10th day following the day on which public announcement of the date of such meeting is first made. Adjournment of a meeting shall not commence a new time period for giving shareholder’s notice as described above. Such shareholder’s notice shall set forth:

(a)	As to each person whom the shareholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities and Exchange Act of 1934 (the “Exchange Act”), as amended, and Rule 14a-11 thereunder, including such person’s written consent to being named in our Proxy Statement as a nominee and to serve as a director if elected;

(b)	As to any other business that the shareholder proposes to bring before the meeting, who has not otherwise complied with the rules and regulations under the Exchange Act for the inclusion of a shareholder proposal in our Proxy Statement, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and

(c)	As to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made:

(i) the name and address of such shareholder, as they appear on the Company’s books, and of such beneficial owner; and

(ii) the class and number of Company shares, which are owned beneficially, and of record by such shareholder or beneficial owner.

     The applicable time period for timely shareholder submissions pursuant to the above provisions for the 2013 Annual Meeting of Shareholders is January 24, 2013 (the 120th day preceding the anniversary of the 2012 Annual Meeting) to February 23, 2013 (the 90th day preceding such anniversary).

     The chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in the Bylaws and, if any proposed nomination or business is not in compliance with the Bylaws, to declare that such defective proposal shall be disregarded. The foregoing time limits also apply in determining whether notice is timely for purposes of rules adopted by the SEC relating to the exercise of discretionary voting authority.

Shareholder proposals to be included in next year’s Proxy Statement

     In addition to the foregoing section, we will comply with Rule 14a-8 under the Exchange Act with respect to any shareholder proposals that meet that rule’s requirements. We will review shareholder proposals intended to be included in our Proxy Statement for the 2013 Annual Meeting of Shareholders which are received by us at our principal executive offices located at 6500 N. Mineral Drive, Suite 200, Coeur d’Alene, Idaho 83815-9408, no later than December 10, 2012. Such proposals must be submitted in writing and should be sent to the attention of our Corporate Secretary.

     You may contact the Corporate Secretary at our principal executive offices for a copy of the relevant Bylaw provisions regarding the requirements for making shareholder proposals and nominating director candidates.

Identifying and Evaluating Nominees for Directors

     General Principles and Procedures. The Corporate Governance and Directors’ Nominating Committee uses a variety of methods for identifying and evaluating nominees for director. The committee is responsible for ensuring that the composition of the Board accurately reflects the needs of our business. In the event vacancies are anticipated, or arise, the committee considers various potential candidates for director. Candidates may come to the attention of the committee through current Board members, professional search firms, shareholders or other persons. Consideration of new director nominee candidates typically involves a series of internal discussions, review of information concerning candidates and interviews with selected candidates. The committee then determines the best qualified candidates based on the established criteria and recommends those candidates to the Board for election at the next annual meeting of shareholders.

     We are of the view that the continuing service of qualified incumbents promotes stability and continuity in the boardroom, contributing to the Board’s ability to work as a collective body, while giving us the benefit of familiarity and insight into our affairs that our directors have accumulated during their tenure. Accordingly, the process for identifying nominees reflects our practice of re-nominating incumbent directors who continue to satisfy the committee’s criteria for membership on the Board, whom the committee believes continue to make important contributions to the Board, and who consent to continue their service on the Board.

     The committee reviews annually with the Board the composition of the Board as a whole and recommends, if necessary, measures to be taken so that the Board reflects the appropriate balance of knowledge, experience, skills, expertise and diversity required for the Board as a whole and contains at least the minimum number of independent directors required by applicable laws and regulations. Board members should possess such attributes and experience as are necessary for the Board as a whole to contain a broad range of personal characteristics, including diversity of backgrounds, management skills, mining, accounting, finance and business experience. Directors should be able to commit the requisite time for preparation and attendance at regularly scheduled Board and committee meetings, as well as be able to participate in other matters necessary to ensure good corporate governance is practiced.

     In general, and as more fully outlined in our Bylaws and Corporate Governance Guidelines, in evaluating director candidates for election to our Board, the committee will: (i) consider if the candidate satisfies the minimum qualifications for director candidates as set forth in the Corporate Governance Guidelines; (ii) consider factors that are in the best interests of the Company and its shareholders, including the knowledge, experience, integrity and judgment of each candidate; (iii) consider the contribution of each candidate to the diversity of backgrounds, experience and competencies which the Board desires to have represented, with such diversity being considered among the other desirable attributes of the Board; (iv) assess the performance of an incumbent director during the preceding term; (v) consider each candidate’s ability to devote sufficient time and effort to his or her duties as a director; (vi) consider a candidate’s independence and willingness to consider all strategic proposals; (vii) consider any other criteria established by the Board and any core competencies or technical expertise necessary to manage and direct the affairs and business of the Company, including, when applicable, to enhance the ability of committees of the Board to fulfill their duties; and (viii) determine whether there exists any special, countervailing considerations against nomination of the candidate.

Shareholder Nominees

     The committee will consider persons recommended by shareholders as nominees for election as directors. Our Bylaws provide that any shareholder who is entitled to vote for the election of directors at a meeting called for such purpose may nominate persons for election to the Board by following the procedures set forth on page 10. Shareholders who wish to submit a proposed nominee to the committee should send written notice to the Corporate Governance and Directors’ Nominating Committee Chairman, c/o Corporate Secretary, Hecla Mining Company, 6500 N. Mineral Drive, Suite 200, Coeur d’Alene, Idaho 83815-9408, within the time period set forth on page 10. The notification should set forth all information relating to the nominee that is required to be disclosed in solicitations of proxies for elections of directors pursuant to Regulation 14A under the Exchange Act, including the nominee’s written consent to being named in the Proxy Statement as a nominee and to serving as a director if elected; the name and address of the shareholder or beneficial owner making the nomination or on whose behalf the nomination is being made; and the class and number of shares of the Company owned beneficially and of record by such shareholder or beneficial owner. The committee will consider shareholder nominees on the same terms as nominees selected by the committee.

     Regardless of how a candidate is brought to the committee, qualified candidates are subjected to one or more interviews with appropriate members of the Board. Chosen candidates are extended invitations to join the Board. If a candidate accepts, he or she is formally nominated.

Director Qualifications, Evaluation, and Nomination

     The committee believes that nominees for election to the Board should also possess certain minimum qualifications and attributes. The nominee must: (i) exhibit strong personal integrity, character and ethics, and a commitment to ethical business and accounting practices; (ii) not be involved in ongoing litigation with the Company or be employed by an entity that is engaged in such litigation; and (iii) not be the subject of any ongoing criminal investigations in the jurisdiction of the United States or any state thereof, including investigations for fraud or financial misconduct.

     In connection with the director nominees who are up for re-election at the Annual Meeting, the committee also considered the nominees’ roles in: (i) overseeing the Company’s efforts in complying with its SEC disclosure requirements; (ii) assisting in improving the Company’s internal controls and disclosure controls; (iii) assisting with the strategic plan of the Company; and (iv) working with management to implement the strategic plan and mission statement. Directors are expected to exemplify high standards of personal and professional integrity and to constructively challenge management through their active participation and questioning.

     In addition to fulfilling the above criteria, each nominee brings a strong and unique background and set of skills to the Board, giving the Board as a whole competence and experience in a wide variety of areas, including corporate governance, executive management, accounting, finance, mining, and board service. The committee has reviewed the nominees’ overall service to the Company during their terms, including the number of meetings attended, level of participation and quality of performance.

     The biography of each of the nominees and continuing directors below contains information regarding the person’s service as a director, business experience, director positions held currently or at any time during the last five years, information regarding involvement in certain legal or administrative proceedings, if applicable, and the experience, qualifications, attributes or skills that caused the Corporate Governance and Directors’ Nominating Committee and the Board to determine that the person should serve as a director for the Company.

PROPOSAL 1 – ELECTION OF DIRECTORS

     Our current Bylaws require the Board to have not less than five nor more than nine members. The size of the Board may be increased or decreased within that range from time-to-time by resolution approved by the affirmative vote of a majority of the Board. The current Board is composed of seven directors.

     In accordance with our Certificate of Incorporation, the Board is divided into three classes. The terms of office of the directors in each class expire at different times. There are two directors whose terms will expire at the 2012 Annual Meeting: Messrs. George R. Nethercutt, Jr. and John H. Bowles.

     At a meeting held by the Corporate Governance and Directors’ Nominating Committee in February 2012, the committee determined that the two directors whose terms are expiring - Messrs. Nethercutt and Bowles - were qualified candidates and recommended to the Board that they stand for re-election at the Annual Meeting. Subsequently, the Board designated Messrs. Nethercutt and Bowles as nominees for election as directors of the Company, each for a three-year term expiring in 2015. Each of the nominees has accepted the nomination and agreed to serve as a director if elected by the Company’s shareholders.

     It is intended that the proxies solicited hereby from our shareholders that do not provide voting instructions will be voted FOR the election of George R. Nethercutt, Jr. and John H. Bowles. The Board knows of no reason why the nominees will be unable or unwilling to accept election. However, if any nominee becomes unable or is unwilling to accept election, the Board will either reduce the number of directors to be elected or select substitute nominees submitted by the Corporate Governance and Directors’ Nominating Committee. If substitute nominees are selected, proxies that do not provide voting instructions will be voted in favor of such nominees.

INFORMATION ABOUT BOARD NOMINEES AND
CONTINUING DIRECTORS

     The following information with respect to the business experience of nominees for election to the Board and the members of the Board who will continue to serve as our directors has been furnished by the nominee or director, or obtained from our records.

Nominees for Election to the Board – Term Ending at the 2012 Annual Meeting

     If elected, the nominees will each serve for a three-year term ending in 2015. The nominees are as follows:

GEORGE R. NETHERCUTT, JR., 67, a director since 2005, has been a Principal of Nethercutt Consulting LLC (a strategic planning and consulting firm), since January 2007. He has served as Chairman of The George Nethercutt Foundation (a non-profit student leadership and civics education charity), since 2007; Member, Board of Directors IP Street (a software company), since May 2011; Of Counsel, Lee & Hayes PLLC (a law firm), since September 2010; a Board Member of Washington Policy Center (a public policy organization providing analysis on issues relating to the free market and government regulation), since January 2005; a Board Member of ARCADIS Corporation (an international company providing consultancy, engineering and management services), since May 2005; Board of Chancellors, Juvenile Diabetes Research Foundation International (a charity and advocate of juvenile diabetes research worldwide), since June 2005. He also served as U.S. Chairman of the Permanent Joint Board on Defense - U.S./Canada from April 2005 to December 2009; Member, U.S. House of Representatives from 1995 to 2005; Member, Subcommittee on Interior, Agriculture and Defense Appropriations from 1995 to 2005; Member, Committee on Science and Energy from 1998 to 2005; and Vice Chairman, Defense Subcommittee on Appropriations from 2000 to 2004. Mr. Nethercutt has also been a member of the Washington State Bar Association since 1972.

     Key attributes, experience and skills: While serving as a U.S. Congressman, Mr. Nethercutt’s focus was on natural resources policy, mining legislation and environmental policies on public lands. Mr. Nethercutt’s extensive political background also included working as a staff member in the U.S. Senate in Washington, D.C., where he focused on issues relating to oil and gas, natural resources, mining and commerce. He served as chief of staff to a U.S. Senator from Alaska, working on such issues as agriculture, fisheries, timber and mining. Mr. Nethercutt’s consulting business consists of representing clients with mining and natural resources issues. He has been a member of the Washington State Bar Association since 1972 and holds a Juris Doctor degree which he used to gain experience and expertise in business, natural resources and mining law. It is these attributes that led the Board to conclude that Mr. Nethercutt should continue to serve as a director of Hecla.

JOHN H. BOWLES, 66, a director since 2006, was a Partner in the Audit and Assurance Group of PricewaterhouseCoopers LLP (an accounting firm) from April 1976 until his retirement in June 2006. He has served as a Director of Mercator Minerals LTD. (a copper, molybdenum and silver producing company), since April 2011; Director of Boss Power Corp. (a mineral exploration company), since September 2007; Treasurer, Mining Suppliers Association of British Columbia (an association of providers of equipment, products and related services to the British Columbia mining industry), since May 1999; and Director Emeritus, Ducks Unlimited Canada (a national, private, non-profit wetland conservation organization), since March 1996. He also served as a Director of HudBay Minerals Inc. (a zinc, copper, gold and silver mining company) from May 2006 to March 2009. He was appointed a Fellow of the British Columbia Institute of Chartered Accountants in December 1997, and appointed a Fellow of the Canadian Institute of Mining and Petroleum in May 2003.

     Key attributes, experiences and skills: Mr. Bowles is a chartered accountant and served with one of the “Big Four” auditing firms, where he specialized in the audits of public companies in the mining industry. He is currently serving as a board member for a mineral exploration company, as well as a copper and silver producing company, and previously served as a director for a zinc, copper, gold and silver mining company. It is these attributes that led the Board to conclude that Mr. Bowles should continue to serve as a director of Hecla.

The Board recommends that shareholders vote “FOR” the election of George R. Nethercutt, Jr. and John H. Bowles.

     Our directors whose terms are not expiring this year are listed below. They will continue to serve as directors for the remainder of their terms or such other date in accordance with our Bylaws.

Continuing Members of the Board – Term Ending at the 2013 Annual Meeting

TED CRUMLEY, 67, a director of the Company since 1995, was the Executive Vice President and Chief Financial Officer of OfficeMax Incorporated (distributor of office products) from January 2005 until his retirement in December 2005. He was also Senior Vice President of OfficeMax Incorporated from November 2004 to January 2005; and Senior Vice President and Chief Financial Officer of Boise Cascade Corporation (manufacturer of paper and forest products) from 1994 to 2004.

     Key attributes, experience and skills: Mr. Crumley has over 30 years experience in management, finance and accounting in the natural resources industry. He understands all aspects of our business, including the mining elements. He has served on Hecla’s Board since 1995, making him the longest standing member of the Board, and also holds the position of Chairman of the Board. It is these attributes that led the Board to conclude that Mr. Crumley should continue to serve as a director of Hecla.

CHARLES B. STANLEY, 53, a director of the Company since 2007, has been Chief Executive Officer, President and Director of QEP Resources, Inc. (an independent natural gas and oil exploration and production company), since May 2010; Chief Operating Officer of Questar Corporation (a Western U.S. natural gas-focused exploration and production, interstate pipeline and local distribution company) from March 2008 to June 2010; Executive Vice President and Director of Questar Corporation from February 2002 to June 2010; President and Chief Executive Officer, Questar Market Resources, Inc., Wexpro Company (management and development, cost-of-service properties), Questar Exploration and Production Company (oil and gas exploration and production), Questar Gas Management Company (gas gathering and processing) and Questar Energy Trading Company (wholesale marketing and storage) from February 2002 to June 2010.

     Key attributes, experience and skills: Mr. Stanley has over 28 years experience in the international and domestic upstream and midstream oil and gas industry. He has an extensive background in natural resources and is familiar with the financial reporting, disclosure, governance, and control requirements imposed on public companies by various regulatory agencies because of his experience as an executive officer of an SEC registrant, in which he is required to certify the company’s filings with the SEC. It is these attributes that led the Board to conclude that Mr. Stanley should continue to serve as a director of Hecla.

TERRY V. ROGERS, C. Dir., 65, a director of the Company since 2007, was the Senior Vice President and Chief Operating Officer of Cameco Corporation (one of the world’s largest uranium producers) from February 2003 until his retirement in June 2007. He was the former President of Kumtor Operating Company (a gold producing company and a division of Cameco Corporation) from 1999 to 2003 and has served on the Board of Directors of Centerra Gold Inc. (a gold mining company) since February 2003.

     Key attributes, experience and skills: Mr. Rogers has over 30 years experience in the mining industry where he held several executive positions with major mining companies and their subsidiaries worldwide. His duties included decision-making processes which established the strategic direction of those companies. He has experience in operating mining projects, including being a mine manager and overseeing all aspects of production, engineering, planning and administrative services. Mr. Rogers also has experience in open-cast, open-pit and underground operations in coal, gold, and uranium mines around the world. Mr. Rogers obtained the Chartered Director (C. Dir.) designation from The Directors College (a joint venture of McMaster University and The Conference Board of Canada) in March 2011. It is these attributes that led the Board to conclude that Mr. Rogers should continue to serve as a director of Hecla.

Continuing Members of the Board – Term Ending at the 2014 Annual Meeting

PHILLIPS S. BAKER, JR., 52, a director since 2001, has been our Chief Executive Officer since May 2003 and has served as our President since November 2001. He served as Hecla’s Chief Financial Officer from May 2001 to June 2003; Chief Operating Officer from November 2001 to May 2003; and Vice President from May 2001 to November 2001. He has also served as a Director of QEP Resources, Inc. (an independent natural gas and oil exploration and production company), since May 2010, as well as serving as a Director for Questar Corporation (a Western U.S. natural gas-focused exploration and production, interstate pipeline and local distribution company) from February 2004 through June 2010.

     Key attributes, experience and skills: As our Chief Executive Officer for nearly nine years and our President and a director since 2001, Mr. Baker is very familiar with Hecla and all of its operations, and is unique among our directors in his institutional knowledge of the Company. His over 25 years experience with mining companies is a key component of our Board’s collective experience. Mr. Baker has served on the board of other publicly held mining and natural resource companies and holds legal and accounting degrees, each of which provides additional experience and skills that are helpful to our Board. It is these attributes that led the Board to conclude that Mr. Baker should continue to serve as a director of Hecla.

DR. ANTHONY P. TAYLOR, 70, a director since 2002, has been the Executive Chairman of Crown Gold Corporation (an exploration company), since August 2010, after serving as Chief Executive Officer and Director of Gold Summit Corporation (a public Canadian minerals exploration company) from October 2003 to August 2010. He was appointed President, CEO and Director of SELEX Resources Ltd. (a private Ontario, Canada exploration company) in October 2011. He was also President of Gold Summit Corporation from October 2003 to October 2009. He was the President, Chief Executive Officer and Director of Millennium Mining Corporation (a private Nevada minerals exploration company) from January 2000 to October 2003. He also served as a Director of Greencastle Resources Limited (an exploration company) from December 2003 to June 2008. Since October 2001, he has served as President and Director of Caughlin Preschool Co. (a private Nevada corporation that operates a preschool).

     Key attributes, experience and skills: Dr. Taylor has over 47 years experience in the mining industry in all levels of exploration from a field geologist to senior management. He has extensive experience in lead, zinc, nickel, copper, gold and silver exploration in Alaska, Europe, Australia, South Africa, and North and South America. It is these attributes that led the Board to conclude that Dr. Taylor should continue to serve as a director of Hecla.

PROPOSAL 2 – APPROVAL OF NAMED EXECUTIVE
OFFICER COMPENSATION

     We are asking our shareholders to indicate their support for the compensation of our named executive officers as disclosed in this Proxy Statement. This advisory vote on executive compensation proposal gives our shareholders the opportunity to express their views on the compensation of our named executive officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the principles, policies and practices described in the Compensation Discussion and Analysis.

     The vote is advisory and therefore not binding on Hecla, the Compensation Committee or the Board. The Board and the Compensation Committee value the opinions of the Company’s shareholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this Proxy Statement, the Compensation Committee will carefully review and consider the voting results when evaluating our executive compensation program.

     The guiding principles of the Company’s compensation policies and decisions include aligning each executive’s compensation with the Company’s business strategy and the interests of our shareholders and providing incentives needed to attract, motivate and retain key executives who are important to our long-term success. Consistent with this philosophy, a significant portion of the total incentive compensation for each of our executives is directly related to the Company’s earnings and to other performance factors that measure our progress against the goals of our strategic and operating plans, as well as performance against our peers.

     Shareholders are urged to read the Compensation Discussion and Analysis section of this Proxy Statement, starting on page 32, which discusses how our compensation design and practices reflect our compensation philosophy. The Compensation Committee and the Board believe that our compensation design and practices are effective in implementing our guiding principles.

     At the 2011 Annual Meeting, our shareholders approved the compensation of our named executive officers as disclosed in the 2011 Proxy Statement, with more than 88.16% of the total votes cast voting in favor.

     We are asking shareholders to approve the following resolution at the 2012 Annual Meeting:

     “RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and any related material disclosed in the Proxy Statement is hereby APPROVED.”

     The Board of Directors recommends that you vote “FOR” approval of the compensation of our named executive officers.

PROPOSAL 3 – AMENDMENT TO THE STOCK PLAN FOR
NONEMPLOYEE DIRECTORS

     We are seeking shareholder approval for the extension of the term of the Hecla Mining Company Stock Plan for Nonemployee Directors (“Director’s Stock Plan”). By its terms, the plan is due to terminate as of July 17, 2012. We are asking our shareholders to approve an amendment to the plan extending its term by five (5) years so that it will remain in effect until July 17, 2017. There are no other proposed changes to the plan.

Introduction

     The Director’s Stock Plan became effective following shareholder approval on May 5, 1995. The Director’s Stock Plan was amended July 18, 2002, February 25, 2004, May 6, 2005, and December 10, 2007. The plan is intended to attract and retain qualified persons to serve as directors of Hecla, to enhance the equity interest our directors have in Hecla and to solidify the common interests of our directors and shareholders in enhancing the value of our common stock. We believe the Director’s Stock Plan is an important tool in attracting and maintaining qualified persons to serve on our Board, and effectively aligns the interests of our Board members with our shareholders.

Description of the Stock Plan for Nonemployee Directors

     The following is a summary of the principal features of the Director’s Stock Plan, as amended. The summary, however, does not purport to be a complete description of all the provisions of the plan. A copy of the Hecla Mining Company Stock Plan for Nonemployee Directors is attached to this Proxy Statement as Appendix A.

     The plan, as amended, provides that each nonemployee member of the Board will be credited annually on May 30 with shares of our common stock (the “Stock Retainer”) in addition to the current annual cash retainer paid to such directors. Currently, we have six nonemployee directors on the Board. Nonemployee directors are members of the Board who are not full-time employees of Hecla or any subsidiary. Under the amended plan, on May 30 of each year, each nonemployee director will be credited a number of shares of our common stock determined by dividing $24,000 by the average closing price of our common stock on the NYSE for the prior calendar year. Nonemployee directors who join the Board after May 30 of any year will be credited with a pro rata grant of shares when they join the Board.

     The maximum number of shares of common stock which may be granted pursuant to the plan is 1,000,000, subject to adjustment. In the event of any change in the common stock by reason of any stock dividend, split, combination of shares, exchange of shares, warrants or rights offering to purchase common stock at a price below its fair market value, reclassification, recapitalization, merger, consolidation or other change in capitalization, appropriate adjustment shall be made by the Plan Committee (as defined below) in the number and kind of shares subject to the plan and any other relevant provisions of the plan, whose determination shall be binding and conclusive on all persons.

     Under the plan, the Stock Retainers will be delivered to a director on or beginning on the earlier to occur of: (i) death or disability; (ii) retirement from the Board; (iii) a cessation of the director’s service for any other reason; (iv) a change-in-control of the Company (as defined in the plan); or (v) at the election of the director at any time, provided, however, that shares must be held in the trust for at least two years prior to delivery. Subject to certain restrictions, directors may elect delivery of the shares on such date or in annual installments thereafter over 5, 10 or 15 years. Upon delivery, a director will receive the Stock Retainers plus dividends or other distributions with respect to the Stock Retainers, plus interest at a rate equal to our cost or funds on all such distributions other than stock of Hecla.

     All Stock Retainers are contributed to a trust, to be held together with any dividends and distributions with respect thereto, until they are delivered in accordance with the terms of the plan and the nonemployee directors’ elections thereunder. The assets of the trust will remain subject to the claims of our creditors.

     The plan is administered by a committee consisting of the Chief Executive Officer, the Treasurer, the Controller and the General Counsel of the Company (the “Plan Committee”), which have full authority to construe and interpret the plan, to establish, amend and rescind rules and regulations relating to the plan, and to take all such actions and make all such determinations in connection with the plan as the Plan Committee may deem necessary or desirable.

     The Board may from time-to-time make such amendments to the plan as it may deem proper and in the best interest of the Company without further approval of our shareholders, provided that, to the extent required to qualify transactions under the plan for exemptions under Rule 16b-3, no amendment to the plan will be adopted without further approval of our shareholders in the manner prescribed in the plan. In addition, the plan may not be amended without shareholder approval to the extent such approval is otherwise required by law or agreement. In addition, the Board may terminate the plan at any time.

Federal Income Tax Consequences

     The following discussion is intended only as a brief summary of the federal income tax rules relevant to the Stock Retainer. The laws governing the tax aspects of awards are highly technical, and such laws are subject to change.

     A nonemployee director will not recognize taxable income upon the crediting of a Stock Retainer, but will recognize taxable compensation income upon the later of: (i) receipt of a Stock Retainer; and, (ii) if the nonemployee director is then subject to the six-month, short-swing profit recovery provisions of Section 16(b) of the Exchange Act, six months thereafter, unless such nonemployee director elects to be taxed upon receipt. Any such election (a “Section 83(b) election”) must be made and filed with the IRS within 30 days after grant in accordance with the regulations under Section 83(b) of the Internal Revenue Code. The amount of income will equal the fair market value of the common stock received, measured on the date the nonemployee director recognizes the compensation income. Dividends and other distributions that are made with respect to Stock Retainers prior to delivery will also be taxed as compensation income to the nonemployee directors when received by them, as will any interest paid thereon. The Company, in computing its federal income tax, will generally be entitled to compensation deductions at the same times and in the same amounts as the nonemployee directors recognize taxable compensation income.

     For more information about the plan and payments made thereunder, please see “Compensation of Non-Management Directors” beginning on page 29.

     The Board of Directors recommends that you vote “FOR” approval of the amendment to the Hecla Mining Company Stock Plan for Nonemployee Directors.

PROPOSAL 4 – RATIFICATION OF APPOINTMENT OF BDO USA, LLP,
AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM FOR 2012

     The Audit Committee has appointed BDO USA, LLP (“BDO”), to serve as our independent registered public accounting firm for 2012, subject to ratification by our shareholders. BDO has served as our independent registered public accounting firm since 2001.

     Representatives of BDO are expected to be present at the Annual Meeting with the opportunity to make statements and respond to appropriate questions from shareholders present at the meeting.

     Under the Sarbanes-Oxley Act of 2002, the Audit Committee has the sole authority to appoint the independent registered public accounting firm for the Company. However, we are asking our shareholders to ratify the appointment of BDO as our independent registered public accounting firm. Although ratification is not required, the Board is submitting the appointment of BDO to our shareholders for ratification because we value our shareholders’ views on the Company’s independent registered public accounting firm, and as a matter of good corporate practice. In the event that our shareholders fail to ratify the appointment, it will be considered as a direction to the Board and to the Audit Committee to consider the appointment of a different firm. Even if the appointment is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such change would be in the best interest of the Company and our shareholders.

     The Board recommends that shareholders vote “FOR” the ratification of the appointment of BDO USA, LLP, as our independent registered public accounting firm for 2012.

CORPORATE GOVERNANCE

     Our business, operations and affairs are managed under the direction of our Board. Members of our Board are kept informed of our business through discussions with our Chairman, our Chief Executive Officer and other officers, by reviewing materials provided to them, by visiting our offices, and operations and by participating in meetings of the Board and its committees. The Board is committed to good business practices, transparency in financial reporting and the highest quality of corporate governance.

Electronic Access to Corporate Governance Documents

     Our corporate governance documents are available on our website at http://www.hecla-mining.com under the tab entitled “Company” and then select the tab entitled “Corporate Governance.” These include:

  Corporate Governance Guidelines;

  Whistleblower Policy;

  Charters of the Audit, Compensation, Corporate Governance and Directors’ Nominating and Health, Safety, Environmental & Technical Committees of the Board;

  Code of Ethics for our Chief Executive Officer and Senior Financial Officers; and

  Code of Business Conduct and Ethics for Directors, Officers and Employees.

The information on our website is not incorporated by reference into this Proxy Statement.

     Shareholders may also request a free copy of these documents from: Investor Relations, Hecla Mining Company, 6500 N. Mineral Drive, Suite 200, Coeur d’Alene, Idaho 83815-9408; (208) 769-4100.

Family Relationships

     There are currently no family relationships between the directors or executive officers of Hecla.

Corporate Governance Guidelines

     We first adopted Corporate Governance Guidelines in May 2004. These Corporate Governance Guidelines were adopted by the Board to ensure that the Board is independent from management, that the Board adequately performs its function as the overseer of management, and to help ensure that the interests of the Board and management align with the interests of our shareholders.

Code of Business Conduct and Ethics

     We believe that operating with honesty and integrity has earned trust from our shareholders, credibility within our community, and dedication from our employees. Our directors, officers and employees are required to abide by our Code of Business Conduct and Ethics to ensure that our business is conducted in a consistently legal and ethical manner. Our Code of Business Conduct and Ethics covers many topics, including conflicts of interest, confidentiality, fair dealing, protection, proper use of the Company’s assets, and compliance with laws, rules and regulations. In addition to the Code of Business Conduct and Ethics for directors, officers and employees, our Chief Executive Officer, Chief Financial Officer and Controller are also bound by a Code of Ethics for the Chief Executive Officer and Senior Financial Officers.

     The Corporate Governance and Directors’ Nominating Committee has adopted procedures to receive, retain, and react to complaints received regarding possible violations of the Code of Business Conduct and Ethics, and to allow for the confidential and anonymous submission by employees of concerns regarding possible violations of the Code of Business Conduct and Ethics. Our employees may submit any concerns regarding apparent violations of the Code of Business Conduct and Ethics to their supervisor, our General Counsel, the Chairman of the Corporate Governance and Directors’ Nominating Committee, or through an anonymous telephone hotline.

Diversity Policy

     While the Board has not adopted a formal policy on diversity, the Company’s Corporate Governance Guidelines provide that, as a whole, the Board should include individuals with a diverse range of experience to give the Board depth and breadth in the mix of skills represented. The Board seeks to include an array of skills and experience in its overall composition rather than requiring every director to possess the same skills, perspective, and interests. This guideline is implemented by seeking to identify candidates who bring diverse skill sets, backgrounds, and experiences, including ethnic and gender diversity, to the Board when director candidates are needed.

Whistleblower Policy

     The Audit Committee adopted a Whistleblower Policy, which encourages our employees to report to appropriate Company representatives, without fear of retaliation, certain accounting information relating to possible fraud. Our employees may submit any concerns regarding financial statement disclosures, accounting, internal accounting controls or auditing matters to the Audit Committee, our General Counsel, or through an anonymous telephone hotline. The goal of this policy is to discourage illegal activity and business conduct that damages Hecla’s good name, business interests, and our relationship with shareholders.

Director Independence

     Our Corporate Governance Guidelines provide, among other things, that the Board will have a majority of directors who meet the criteria for independence required by the NYSE. In determining independence each year, the Corporate Governance and Directors’ Nominating Committee affirmatively determines whether directors have any “material relationship” with the Company. When assessing the “materiality” of a director’s relationship with the Company, the committee considers all relevant facts and circumstances, not merely from the director’s standpoint, but from that of the persons or organizations with which the director has an affiliation. The committee also reviews the frequency or regularity of services or transactions between the Company and directors, whether the services or transactions are being carried out at arm’s length in the ordinary course of business and whether the services or transactions are being provided substantially on the same terms to the Company as those prevailing at the time from unrelated parties for comparable services or transactions. Material relationships can include commercial, banking, industrial, consulting, legal, accounting, charitable and familial relationships. To guide its determination of whether a director is independent, the Board has adopted the following NYSE listing standards:

A director will not be independent if:

  the director is, or has been, within the last three years, our employee, or an immediate family member1 is, or has been within the last three years, our executive officer2;

  the director or an immediate family member has received during any twelve-month period within the last three years, more than $120,000 in direct compensation from us, other than director and committee fees and pension and other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

____________________

[1]	An “immediate family member” includes a person’s spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, brothers- and sisters-in-law, and anyone (other than domestic employees) who shares such person’s home.

[2]	The term “executive officer” has the same meaning specified for the term “officer” in Rule 16a-1(f) under the Securities Exchange Act of 1934.

  the director is: (i) a current partner or employee of a firm that is our internal or external auditor; (ii) the director has an immediate family member who is a current partner of a firm that is our internal or external auditor and who personally works on the Company’s audit; or (iii) the director or an immediate family member was within the last three years a partner or employee of a firm that is our internal or external auditor and personally worked on our audit within that time;

  the director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of our present executive officers at the same time serves or served on that company’s compensation committee; and

  the director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, us for property or services in an amount which, in any of the last three calendar years, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues.

     Pursuant to our Corporate Governance Guidelines, the committee undertook its annual review of director independence in February 2012. During this review, the committee considered transactions and relationships between each director or any member of his immediate family and Hecla and our subsidiaries and affiliates, including relationships, if any, reported on page 68 under “Certain Relationships and Related Transactions.” The committee also examined transactions and relationships between directors or their affiliates and members of our senior management or their affiliates. As provided in the Corporate Governance Guidelines, the purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the director is independent.

     After applying the standards set forth above and as a result of review by the committee, the Board affirmatively determined that the following directors are independent of the Company and its management under the standards set forth by the NYSE:

John H. Bowles	Dr. Anthony P. Taylor
Terry V. Rogers	George R. Nethercutt, Jr.
Charles B. Stanley	Ted Crumley

     Messrs. Stanley and Baker, both serve as members of the board of directors of QEP Resources, Inc. The committee reviewed this relationship with the Board, and the Board made the affirmative decision that this relationship did not disqualify Mr. Stanley from being independent.

     Mr. Baker is our President and Chief Executive Officer. As such, he cannot be deemed independent under the NYSE listing standards.

     Directors are expected to immediately inform the Board of any material change in their circumstances or relationships that may impact their independence.

Director Communications

     Shareholders or other interested parties wishing to communicate with the Chairman or with the independent directors as a group may do so by delivering or mailing the communication in writing to: Chairman of the Board, c/o Corporate Secretary, Hecla Mining Company, 6500 N. Mineral Drive, Suite 200, Coeur d’Alene, Idaho 83815-9408. Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of our internal auditor and handled in accordance with procedures established by the Audit Committee with respect to such matters. From time-to-time, the Board may change the process in which shareholders may communicate with the Board or its members. Please refer to our website at http://www.hecla-mining.com under the tab entitled “Company” and then select the tab entitled “Corporate Governance” for any changes in this process.

Board Leadership and Executive Sessions

     Currently, the positions of Chief Executive Officer and Chairman of the Board are held by separate persons. The Board believes this structure is optimal for the Company at this time because it allows the Chief Executive Officer to focus on leading the Company’s business and operations, and the Chairman to serve as a sounding board and advisor to the Chief Executive Officer. The Board has also determined that having a non-management director serve as Chairman of the Board is in the best interest of shareholders. This structure ensures a greater role for the independent directors in the oversight of the Company and it enhances the Board’s independence and, we believe, senior management’s accountability to the Board. Mr. Crumley is our Chairman of the Board and lead independent director. He chairs meetings of the Board, as well as the executive sessions with independent members of the Board. His duties include chairing annual meetings of shareholders, overseeing the preparation of agendas for Board meetings, preparing for executive sessions of the Board and providing feedback to the Chief Executive Officer, staying current on developments to determine when it may be appropriate to alert the Board to significant pending developments, serving as a liaison between independent directors and the Chief Executive Officer with respect to sensitive issues, and other matters. Executive sessions of non-management directors are included on the agenda for every regularly scheduled Board and committee meeting and during 2011, executive sessions were held at each regularly scheduled Board meeting. The executive sessions are chaired by the Chairman of the Board. Our non-management directors meet in executive sessions without management present, unless the non-management directors request their attendance.

     For the foregoing reasons we have determined that our leadership structure is appropriate in the context of our specific circumstances.

Role of Board in Risk Oversight

     Our management is responsible for identifying and reviewing risks facing our Company, including, without limitation, strategic, operational, financial and regulatory risks, and meets regularly as part of such responsibility to review and discuss the Company’s risk exposure. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various standing committees of the Board that address risks inherent in their respective areas of oversight. In particular, the Board is responsible for monitoring and assessing strategic risk exposure. The Board and its committees periodically receive risk management updates through business reports from management provided at meetings of the Board or its committees throughout the year. Following consideration of the information provided by management, the Board provides feedback and makes recommendations, as needed, to help minimize the Company’s risk exposure. We also believe that our leadership structure and the use of executive sessions as described above aids the Board in risk oversight.

     The Audit Committee is responsible for considering and discussing major financial risk exposures and the steps management has taken to monitor and control these exposures. The committee regularly reviews and monitors compliance with securities and financial regulations, in addition to overseeing the audit work performed on behalf of the Company in the area of internal audit for compliance with the Sarbanes-Oxley Act. The committee meets at least quarterly to review the major financial risk exposures in connection with various matters, including the filing of quarterly reports with the SEC.

     The Directors’ Nominating and Corporate Governance Committee monitors the effectiveness of the Company’s corporate governance guidelines.

     The Compensation Committee assesses and monitors whether any of the Company’s compensation policies and programs have the potential to encourage excessive risk-taking.

     To the extent any risks identified by each standing committee of the Board are material or otherwise merit discussion by the whole Board, the respective committee chairman will raise risks at the next scheduled meeting of the Board.

     For the foregoing reasons, we have determined that our risk oversight is appropriate in the context of our specific circumstances, risk management efforts, and the Board’s administration of its oversight function.

Compensation Risk Assessment

     The Compensation Committee does not believe our compensation policies and practices create risks that are reasonably likely to have a material adverse effect on the Company. In 2011, with the assistance of our independent compensation consultant, Mercer (US) Inc., the committee assessed the Company’s compensation arrangements to determine if the programs’ provisions and operations create undesired or unintentional risk of a material nature. The committee’s determination is based on its assessment of the balance of potential risk to potential reward. Although the committee reviewed all compensation programs, it focused on the programs with variability of payout, and the ability of a participant to directly affect payout, as well as the controls on participant action and payout. Base salary and performance-based compensation are generally uniform in design and operation throughout the Company and with all levels of employees. The Company’s compensation policies and practices are centrally designed and administered, and are substantially identical for each employee.

     Based on the foregoing, we believe that our compensation policies and practices do not create inappropriate or unintended significant risk to the Company as a whole. We also believe that our incentive compensation arrangements provide incentives that: do not encourage risk-taking beyond the Company’s ability to effectively identify and manage significant risks; are comparable with effective internal controls and risk management practices of the Company; and are supported by the oversight and administration of the Compensation Committee with regard to executive compensation programs.

Current Members of the Board

     The members of the Board on the date of this Proxy Statement, and the committees of the Board on which they serve, are identified below. There are currently seven members on our Board.

Corporate
				Governance	Health, Safety,
				and Directors’	Environmental
	Executive	Audit	Compensation	Nominating	and Technical
Director	Committee	Committee	Committee	Committee	Committee
Phillips S. Baker, Jr.	Chair
John H. Bowles	X	Chair			X
Ted Crumley *	X		X
George R. Nethercutt, Jr.			Chair	X
Terry V. Rogers		X	X		Chair
Charles B. Stanley		X		X	X
Dr. Anthony P. Taylor			X	Chair	X
2011 Meetings	0	7	4	3	4

     * Chairman of the Board

Board Meetings During 2011

     It is our policy that all directors are expected, absent compelling circumstances, to prepare for, attend and participate in all Board and applicable committee meetings, and each annual meeting of shareholders. Our Board met six times in calendar year 2011, of which three were regularly scheduled meetings. Each member of the Board attended all Board meetings and Board committees of which he was a member in calendar year 2011. With the exception of Mr. Bowles, all other members attended last year’s Annual Meeting of Shareholders, which was held in May 2011.

Committees of the Board

     The Board of Directors has five standing committees: Executive; Audit; Compensation; Corporate Governance and Directors’ Nominating; and Health, Safety, Environmental & Technical. Information regarding these committees is provided below. The charters of the Audit, Compensation, Corporate Governance and Directors’ Nominating, and Health, Safety, Environmental and Technical Committees are available on the Company’s website at http://www.hecla-mining.com under “Company” and then select “Corporate Governance.” You may also obtain copies of these charters by contacting the Company’s Investor Relations Department.

     Executive Committee. The Executive Committee is empowered with the same authority as the Board in the management of our business, except for certain matters enumerated in our Bylaws or Delaware law, which are specifically reserved to the full Board.

     Audit Committee. The functions of the Audit Committee are described under the heading “Audit Committee Report” beginning on page 68. Each member of the committee satisfies the definition of “independent director” as established in the NYSE listing standards and SEC rules. In addition, each member of the committee is financially literate and the Board has determined that each of Messrs. Bowles, Rogers and Stanley qualify as an audit committee “financial expert” as defined by SEC rules.

     Compensation Committee. Each member of the Compensation Committee is independent within the meaning of the listing standards of the NYSE. The committee’s principal functions are to: (i) recommend compensation levels and programs for the Chief Executive Officer to the independent members of the Board; (ii) recommend compensation levels and programs for all other executive officers to the full Board; and (iii) administer our stock-based plans.

     The committee’s objective is to set executive compensation at levels which: (i) are fair and reasonable to the shareholders; (ii) link executive compensation to long-term and short-term interests of the shareholders; and (iii) are sufficient to attract, motivate, and retain outstanding individuals for executive positions. The executive officers’ compensation is linked to the interests of the shareholders by making a significant part of each executive officer’s potential compensation depend on the Company’s performance and the officer’s own performance. The retention of executive officers is encouraged by making a portion of the compensation package in the form of awards, which either increase in value, or only have value if the executive officer remains with the Company for specified periods of time.

     Additional information on the committee’s processes and procedures for consideration of executive compensation are addressed in the “Compensation Discussion and Analysis” beginning on page 32.

     Corporate Governance and Directors’ Nominating Committee. All members of the Corporate Governance and Directors’ Nominating Committee are independent within the meaning of the listing standards of the NYSE. The committee’s principal functions are to: (i) consider matters of corporate governance; (ii) periodically review our Corporate Governance Guidelines and corporate governance procedures to ensure compliance with the federal securities laws and NYSE regulations; (iii) review any director candidates, including those nominated or recommended by shareholders; (iv) identify individuals qualified to become directors consistent with criteria approved by the Board; (v) recommend to the Board the director nominees for the next annual meeting of shareholders, any special meeting of shareholders, or to fill any vacancy on the Board; (vi) review the appropriateness of the size of the Board relative to its various responsibilities; and (vii) recommend committee assignments and committee chairpersons for the standing committees for consideration by the Board.

     Health, Safety, Environmental & Technical Committee. The principal functions of the Health, Safety, Environmental & Technical Committee are to review and monitor: (i) health, safety and environmental policies; (ii) the implementation and effectiveness of compliance systems; (iii) the effectiveness of health, safety and environmental policies, systems and monitoring processes; (iv) audit results and updates from management with respect to health, safety and environmental performance; and (v) emerging health, safety and environmental trends in legislations and proposed regulations affecting the Company. The committee also makes recommendations to the Board concerning the advisability of proceeding with the exploration, development, acquisition or divestiture of mineral properties and/or operations.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

     The following table shows the number and percentage of the shares of common stock beneficially owned by each current director, director nominee and current executive officer of Hecla, and by all current directors and executive officers as a group, as of March 23, 2012. On that date, all of such persons together beneficially owned an aggregate of less than one percent of the outstanding shares of our common stock. Except as otherwise indicated, the directors, nominees and officers have sole voting and investment power with respect to the shares listed, including shares which the individual has the right to acquire by exercising stock options but has not done so.

		Shares Beneficially Owned
Name of Beneficial					Percent of
Owner	Title of Class	Number		Nature	Class
Phillips S. Baker, Jr.		781,432	[4]	Direct[1]
President and Chief		109,740		RSU[2]
Executive Officer		605,833		Vested Options[3]
	Common	1,497,005			*
Dr. Dean W.A. McDonald		92,260		Direct[1]
Vice President - Exploration		37,038		RSU[2]
		163,731		Vested Options[3]
	Common	293,029			*
Don Poirier		84,950		Direct[1]
Vice President - Corporate		23,320		RSU[2]
Development		130,185		Vested Options[3]
	Common	238,455			*
Lawrence P. Radford		78,000	[5]	RSU
Vice President - Operations	Common	78,000			*
James A. Sabala		55,751	[6]	Direct[1]
Senior Vice President and		41,152		RSU[2]
Chief Financial Officer		46,624		Vested Options[3]
	Common	143,527			*
David C. Sienko		19,791		Direct[1]
Vice President and General		20,028		RSU[2]
Counsel		45,581		Vested Options[3]
	Common	85,400			*
John H. Bowles		13,016		Direct[1]
Director		25,857		Indirect[7]
	Common	38,873			*
Ted Crumley		12,016		Direct[1]
Director		51,973		Indirect[7]
	Common	63,989			*

		Shares Beneficially Owned
Name of Beneficial				Percent of
Owner	Title of Class	Number	Nature	Class
George R. Nethercutt, Jr.		8,016	Direct[1]
Director		27,272	Indirect[7]
	Common	35,288		*
Terry V. Rogers		8,016	Direct[1]
Director		21,020	Indirect[7]
	Common	29,036		*
Charles B. Stanley		8,016	Direct[1]
Director		21,020	Indirect[7]
	Common	29,036		*
Dr. Anthony P. Taylor		1,292	Direct[1]
Director		45,434	Indirect[7]
	Common	46,726		*
All current directors, nominee
directors and officers as a group
(12 individuals)	Common	2,578,364		*
____________________

*	Represents beneficial ownership of less than one percent, based upon 285,297,951 shares of our common stock issued and outstanding as of March 23, 2012.

1.

“Direct” means shares held of record and any shares beneficially owned through a trust, broker, financial institution, or other nominee, and which the officer or director has sole or shared voting power.

2.

“RSU” means restricted stock units held in the Key Employee Deferred Compensation Plan and 2010 Stock Incentive Plan. The RSUs represent the restricted stock units that vest on June 8, 2012, and restricted stock units that vest on March 14, 2014. See footnotes 1 and 2 of the “Grants of Plan-Based Awards for 2011” table on page 56.

3.	“Vested Options” mean options granted under the 1995 Stock Incentive Plan and 2010 Stock Incentive Plan, which are vested and exercisable within 60 days of March 23, 2012.

4.

557,790 shares are held directly by Mr. Baker, as to which he has sole voting and investment power, and 223,642 shares are held jointly with Mr. Baker’s spouse, as to which Mr. Baker shares voting and investment power.

5.

Mr. Radford was appointed Vice President - Operations on October 19, 2011. Under the terms of his employment agreement, he was granted 52,000 restricted stock units under the Key Employee Deferred Compensation Plan. These restricted stock units were granted with a vesting schedule, of which 13,000 restricted stock units vest on June 8, 2012; 13,000 vest on March 14, 2014; and the remaining 26,000 restricted stock units will vest no sooner than August 5, 2016. Under the terms of the 2010 Stock Incentive Plan, Mr. Radford was granted 26,000 restricted stock units, which vest on March 14, 2014.

6.	All 55,751 shares are held jointly with Mr. Sabala’s spouse, as to which Mr. Sabala shares voting and investment power.

7.

“Indirect” means shares credited to each independent director, all of which are held indirectly in trust pursuant to our Stock Plan for Nonemployee Directors. Each director disclaims beneficial ownership of all shares held in trust under the stock plan. See “Compensation of Non-Management Directors” on page 29.

     To our knowledge, as of March 23, 2012, the only “beneficial owners” (as such term is defined in Rule 13d-3 under the Exchange Act) of more than 5% of our common stock entitled to vote at the Annual Meeting are shown in the table below:

	Name & Address of	Amount & Nature of
Title of Class	Beneficial Owner	Beneficial Ownership	Percent of Class
Common	BlackRock, Inc.[1]	14,824,166	5.30%
	40 East 52nd
	New York, NY 10022
Common	The Vanguard Group, Inc.[2]	15,976,212	5.71%
	100 Vanguard Blvd.
	Malvern, PA 19355
Common	Van Eck Associates Corporation[3]	15,150,190	5.42%
	335 Madison Ave., 19th Floor
	New York, NY 10017
____________________

1.	Based solely on a Schedule 13G/A filed on February 13, 2012, with the SEC by BlackRock, Inc. BlackRock, Inc. has sole voting and dispositive power with respect to all shares.

2.

Based solely on a Schedule 13G filed on February 8, 2012, with the SEC by The Vanguard Group, Inc. The Vanguard Group, Inc. has sole voting power with respect to 385,152 shares, and dispositive power with respect to 15,591,060 shares.

3.

Based solely on a Schedule 13G/A filed on February 14, 2012, with the SEC by Van Eck Associates Corporation. Van Eck Associates Corporation has sole voting and dispositive power with respect to all shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of our common stock to file with the SEC reports regarding their ownership and changes in their ownership of our stock. These persons are required by the SEC to furnish us with copies of all Section 16(a) forms they file.

     Based solely on our review of copies of such forms, or written representations from certain reporting persons that no such forms were required, we believe that during the calendar year ended December 31, 2011, all filing requirements applicable to our officers, directors and greater than 10% owners of our common stock were complied with.

COMPENSATION OF NON-MANAGEMENT DIRECTORS

     Periodically, our Compensation Committee reviews the non-management director compensation with the assistance of Mercer (US) Inc., our independent compensation consultant. There were no changes made to non-management director compensation in 2011.

     Directors who are employees of Hecla receive no additional compensation for serving on our Board.

Cash Compensation

     Each non-management director receives an annual fee of $48,000. In addition, each non-management director is eligible to receive the following additional cash compensation: (i) each member of the Audit and Compensation Committees receives an annual fee of $12,000; (ii) each member of the Executive, Health, Safety, Environmental and Technical and Corporate Governance and Directors’ Nominating Committees receives an annual fee of $8,000; (iii) the committee chairman for each of the Audit and Compensation

Committees receives an additional annual fee of $8,000; and (iv) the committee chairman for each of the Health, Safety, Environmental and Technical, and Corporate Governance and Directors’ Nominating Committees receives an additional annual fee of $4,000. In addition to receiving an annual fee of $48,000 as described above, our Chairman receives an additional annual fee of $50,000. All of the above annual fees are paid in quarterly installments. No other attendance fees are paid to the non-management directors. We also reimburse our directors for travel and lodging expenses incurred in connection with their attendance at Board and committee meetings, meetings of shareholders, and for traveling to visit our operations. Beyond these items, no other cash compensation, such as consulting fees, was paid to any non-management director.

Equity Compensation

     In March 1995, we adopted the Hecla Mining Company Stock Plan for Nonemployee Directors, which became effective following shareholder approval on May 5, 1995. The plan was amended July 18, 2002, February 25, 2004, May 6, 2005, and December 10, 2007. The plan terminates July 17, 2012, and is subject to termination by the Board at any time. Pursuant to the plan, on May 30 of each year, each non-management director is credited with a number of shares determined by dividing $24,000 by the average closing price for Hecla’s common stock on the NYSE for the prior calendar year. Non-management directors joining the Board after May 30 of any year are credited with a pro rata number of shares based upon the date they join the Board. These shares are held in a grantor trust, the assets of which are subject to the claims of our creditors, until delivered under the terms of the plan. Delivery of the shares from the trust occurs upon the earliest of: (i) death or disability; (ii) retirement from the Board; (iii) a cessation of the director’s service for any other reason; (iv) a change-in-control of the Company (as defined in the plan); or (v) at the election of the director at any time, provided, however, that shares must be held in the trust for at least two years prior to delivery. Subject to certain restrictions, directors may elect delivery of the shares on such date or in annual installments thereafter over 5, 10 or 15 years. The maximum number of shares of common stock, which may be credited pursuant to the plan, is 1,000,000. As of December 31, 2011, there were 641,177 ungranted shares remaining in the plan.

     In February 2010, we adopted the 2010 Stock Incentive Plan for executive officers, employees, directors, and certain consultants, which was approved by shareholders in June 2010, and became effective on August 25, 2010. Pursuant to the 2010 Stock Incentive Plan, directors may be awarded grants of stock options, restricted stock units, restricted stock, or stock. In June 2011, the Compensation Committee recommended that the Board award $24,000 of additional stock to the directors as part of their compensation. The Board approved the additional award, and each of the directors received 3,292 additional shares under the 2010 Stock Incentive Plan in June 2011.

     As described more fully above, the following chart summarizes the annual cash and equity compensation for our non-management directors during 2011.

Non-Management Director Compensation for 2011

	Fees
		Committee	Committee
	Annual	Meeting	Chairman	Totals Fees	Stock
	Retainer	Fees	Fees	Paid in Cash	Awards	Total
Director	($)	($)	($)	($)	($)	($)
Ted Crumley, Chairman	98,000	20,000	0	118,000	32,380[1]
					23,998[2]	174,378
John H. Bowles	48,000	28,000	8,000	84,000	32,380[1]
					23,998[2]	140,378
David J. Christensen[3]	24,000	14,000	2,000	40,000	- -	40,000
George R. Nethercutt, Jr.	48,000	20,000	8,000	76,000	32,380[1]
					23,998[2]	132,378
Terry V. Rogers	48,000	32,000	2,000	82,000	32,380[1]
					23,998[2]	138,378
Charles B. Stanley	48,000	23,000	0	71,000	32,380[1]
					23,998[2]	127,378
Dr. Anthony P. Taylor	48,000	28,000	4,000	80,000	32,380[1]
					23,998[2]	136,378
____________________

1.

On May 31, 2011, each non-management director received 3,814 shares of our common stock under the terms of the Stock Plan for Nonemployee Directors. Based on our closing stock price on the NYSE on May 31, 2011 ($8.49), the grant date fair value for each block of 3,814 shares credited to Messrs. Crumley, Bowles, Nethercutt, Rogers, Stanley and Taylor on May 30, 2011, was $32,380.

2.

On June 24, 2011, each non-management director received 3,292 shares of our common stock under the terms of the 2010 Stock Incentive Plan. Based on our closing stock price on the NYSE on June 24, 2011 ($7.29), the grant date fair value for each block of 3,292 shares credited to Messrs. Crumley, Bowles, Nethercutt, Rogers, Stanley and Taylor on June 24, 2011, was $23,998.

3.

Mr. Christensen did not stand for re-election at the Annual Meeting of Shareholders held on May 3, 2011. This amount represents the cash received by Mr. Christensen for his services on the Board and on Committees of the Board of Directors through May 3, 2011. Mr. Christensen was not granted any shares in 2011.

     As of December 31, 2011, the total amount of shares held in trust pursuant to the terms of the Stock Plan for Nonemployee Directors, by each of the above-named directors was: Mr. Crumley, 51,973 shares; Mr. Bowles, 25,857 shares; Mr. Nethercutt, 27,272 shares; Mr. Rogers, 21,020 shares; Mr. Stanley, 21,020 shares; and Dr. Taylor, 45,434 shares.

     The above-named non-management directors do not receive stock options, non-equity incentive plan compensation, or any other compensation.

     Additional information regarding shares held by the non-management directors is included in the “Security Ownership of Certain Beneficial Owners and Management” table on page 27.

Retirement Age

     No non-management director may stand for re-election to the Board after reaching age 72. The Company has no current retirement plan for non-management directors.

Director Compensation Review Practices

     The Compensation Committee is responsible for reviewing the Company’s non-management director compensation practices in relation to comparable companies. The committee periodically engages its compensation consultant to review compensation of the Company’s Board compared to the Company’s comparator group and report back to the committee. Any changes to be made to non-management director compensation practices must be recommended by the committee for approval by the full Board.

COMPENSATION DISCUSSION AND ANALYSIS

     This Compensation Discussion and Analysis (“CD&A”) describes the principles and decisions underlying our executive compensation program for 2011. It also provides information regarding the manner and context in which compensation was awarded to and earned by our named executive officers.

     The named executive officers (“NEOs”) that will be discussed throughout this CD&A and in the compensation tables are:

Name	Age	Position
Phillips S. Baker, Jr.	52	President and Chief Executive Officer
James A. Sabala	57	Senior Vice President and Chief Financial Officer
Dr. Dean W.A. McDonald	54	Vice President – Exploration
Don Poirier	53	Vice President – Corporate Development
David C. Sienko	43	Vice President – General Counsel

Executive Summary

Summary of 2011 Results

     In 2011, we achieved strong financial results and had several notable accomplishments, which included achieving our production target, growing our reserves and resources, initiating and significantly advancing pre-development projects, and settlement of the Coeur d’Alene Basin environmental litigation. However, in spite of achieving these milestones, we faced several adversities and obstacles at our Lucky Friday mine. In April 2011, a fall of ground caused the fatality of one employee. In November 2011, an accident occurred during construction of our #4 Shaft and resulted in the fatality of a contractor’s employee. In an unrelated incident, in December 2011, a rock burst occurred in a primary haulage way and injured seven employees. Repairing the haulage way and complying with the federal Mine Safety and Health Administration’s order to remove loose material in the Lucky Friday’s Silver Shaft will be the key focus at our Lucky Friday mine in 2012.

     2011 was a record year in Hecla’s 121-year history. We successfully executed on the key benchmarks that we set out at the beginning of the year. For example, we:

  Attained record revenue of $477.6 million and gross profit of $265.0 million, surpassing 2010’s previous record levels;

  After numerous failed attempts, finalized settlement of the Coeur d’Alene Basin environmental litigation and related claims, which had been ongoing for almost 20 years and involved asserted claims as high as $4 billion;

  Achieved our target of 9.5 million ounces of silver production at a total cash cost of $1.15 per ounce, net of by-products, despite the shut-down of our Lucky Friday mine on several occasions;

  Added a significant amount of new resources, which allowed us to achieve the highest level of silver reserves and resources in our history, including 148 million ounces of proven and probable reserves. This is the sixth consecutive year that we have increased our reserves and resources, setting a new record for both categories in 2011;

  Achieved operating cash flow of $69.9 million after payment of $168 million to settle the Coeur d’Alene Basin environmental litigation;

  Finished 2011 with cash and cash equivalents of $266.5 million and increased our credit facility to $100 million, thereby further strengthening our financial position;

  Committed a record level of capital investment at our existing operations, including, prior to the mine’s current closure, the work on construction of a new internal shaft (#4 Shaft) at the Lucky Friday unit;

  Acquired the remaining 30% interest in the San Juan Silver Joint Venture, a pre-development project in the Creede Mining District in Colorado. We also completed work to earn-in to a 70% interest in the project earlier in the year;

  Increased our exploration and pre-development spending during the year in comparison to 2010, adding drilling targets at each of our four land packages in Alaska, Idaho, Colorado, and Mexico;

  Initiated and significantly advanced pre-development projects at the San Juan Silver Joint Venture project in Creede, Colorado, the Star mine in Idaho’s Silver Valley, and the San Sebastian project in Mexico. These projects have the potential to significantly add to Hecla’s silver production profile within the next five years;

  Increased gross profit at our Greens Creek and Lucky Friday units in 2011 compared to 2010 and 2009;

  Adopted a common stock dividend policy that links the anticipated amount of any declared dividend on our common stock to our average realized silver price in the preceding quarter;

  Adopted an additional common stock dividend policy providing for a minimum annual dividend of $0.01 per share of common stock (in early 2012);

  Declared two quarterly common dividends (one in early 2012) for an aggregate $0.0325 per share of common stock;

  Earned gross profit of $265.0 million, with net income applicable to common shareholders of $150.6 million, or $0.54 per basic share for the year; and

  Began and ended the year with no significant debt.

Summary of Our Executive Compensation Program for 2011

     Our executive compensation program – composed of base salary, short- and long-term incentives, and equity awards – is intended to align the interests of our NEOs with the long-term interests of our shareholders. The program accomplishes this by rewarding performance that is designed, over time, to result in an increase in the value of our shareholders’ investment in Hecla. We believe that the proportion of at-risk, performance-based compensation should comprise a significant portion of executive pay. Characteristics of our program that support this philosophy include:

  Short- and long-term incentives made up 81% of 2011 total target compensation for our Chief Executive Officer (“CEO”), and 70% for the other NEOs (as noted in the charts below) with long-term and equity compensation representing a significant portion of total pay;

  Overall, approximately 55% of targeted compensation for our NEOs is based on the long-term financial and other key metrics performance, as well as stock price performance of Hecla;

  The incentive compensation actually received by NEOs varies based upon the Company’s short- and long-term performance and Hecla’s stock price. During periods such as the last 12 months when our stock price performance has declined, the value of equity which is awarded to our NEOs as a significant component of our compensation program, is correspondingly lower; and

  Base salary for NEOs is targeted for the 25th percentile of our peers, i.e., below average, and the only way our NEOs can receive average (50th percentile) or above average (75th percentile) total compensation is through our at-risk and performance-based compensation programs (short-term and long-term incentive plans, as well as equity awards).

     While incenting performance, the design of our program is intended to mitigate excessive risk taking by executives. The mix and structure of compensation as described in this CD&A strike an appropriate balance to promote sustained performance without motivating or rewarding excessive risk.

Company Performance and Relationship to NEO Compensation for 2011

     Our incentive compensation plans – the Annual Incentive Plan (“AIP”) and the Long-term Incentive Plan (“LTIP”) provide measures of what we believe to be the key drivers of Hecla’s long-term success and can also impact stock price performance. In 2011, Hecla had strong results across a number of aspects of the business, which correlated directly to the pay received by our NEOs. Components of NEO compensation increased or decreased in 2011 based on the level of achievement of the AIP and LTIP goals as shown in the chart below.

Incentive Plan		Hecla Performance	Linkage to NEO
Measures	Corporate Value	(against target)	Compensation
Assets; Future Growth &
Reserve & Resource	Revenue; Sustain Higher
Growth[3]	Production	Above Maximum	LTIP & AIP
	Economic Viability;		award
Competitive Position; Meet
Cash Contribution[4]	Growth Objectives	Above Maximum
Production Cost	Operating Income	Above Target
Other Costs – G&A,	Operating Income,
Environmental	Sustainability	Above Target
Silver & Gold Production	Revenue Growth	Above Target	AIP award
Base Metal Production	Operating Income	Below Target
Asset Utilization; Future
Capital Expenditures	Production Growth	Below Target

     In addition, the Company also accomplished many qualitative goals under the AIP such as resolving the Coeur d’Alene Basin environmental litigation, increasing the San Juan Silver Joint Venture ownership, and initiating and advancing the pre-development projects. The Compensation Committee (sometimes referred to herein as the “committee”) felt that although the Company achieved these AIP goals significantly above target, in the aggregate, those achievements were offset to a degree by safety performance. As a result, overall Company performance on the combination of all measures under the AIP was judged by the committee to be 125% of target (out of a possible range of 0-200%). By exercising its discretion to measure the Company’s performance at 125% rather than a greater percentage in a year in which so many corporate performance goals were met or exceeded, the committee demonstrated that discretion, along with the more formulaic elements, is an important part of our compensation program, in particular with respect to the AIP. See “2011 AIP – Analysis and Decision” on page 45 for more information on the AIP payouts.
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[3]

“Reserve & Resource Growth” and “resource growth” as used in this Proxy and our compensation programs refer to adding extractable metals (silver, gold, lead and zinc) that are needed to deliver future production by mining companies such as Hecla. Hecla can only produce its metals if it has reserves and resources. More specifically, “resource” is a concentration of occurrence of minerals in the Earth in such form and quantity that it has reasonable prospects for economic extraction. “Reserve” is the part of a mineral resource for which, based upon appropriate assessments and adequate information, it is determined that economic extraction could be reasonably justified.

[4]	“Cash contribution” refers generally to cash flow from mine production, i.e., the margin on our sales of products, with certain adjustments.

     As indicated in the table above, the Company greatly exceeded the targets set under the Long-term Incentive Plan. In May 2009, the committee approved two performance measures and weights for the 2009-2011 LTIP reserve and resource growth (target was 45.14 million silver equivalent ounces) and cash contribution (target was $128.6 million), each weighted equally (50% each). Under the LTIP, the maximum payouts are $200 per unit awarded if 300% of the target for reserve and resource growth is achieved (paying $100 per unit) and 115% of the target for cash contribution is achieved (paying $100 per unit). During the 2009-2011 period, the reserve and resource growth target was achieved at 428% and the cash contribution target was achieved at 252% of target. This means that LTIP awards to our NEOs were capped at $200 per unit, and that was the value paid. See “ 2009-2011 LTIP – Analysis and Decision” on page 48 for more information on the LTIP payouts.

Key Compensation Committee Actions Following Say-on-Pay Vote

     Last year we received an 88% vote in favor of our NEO compensation (“Say-on-Pay”). This result indicates strong support for our executive compensation program. Nevertheless, the committee will continue to focus on developing our executive compensation structure to increase its effectiveness and further align with shareholder interests. For example, over the past year, the committee made the following changes to our executive compensation program:

  Revised the Company’s comparator group to improve industry representation, include companies more relevant in size and ensure representation of key business units;

  Reviewed the LTIP structure and measures for potential adjustments in 2012. Based on the review, the committee decided to add a new performance metric to the 2012-2014 LTIP focused on total shareholder return;

  Awarded restricted stock units in 2011 with a two and a half year vesting period, in place of awarding stock options; and

  Revised certain features of change-in-control provisions in new employment agreements for future executive officers, as follows:
✓	Reduced the protection period from three years to two years;

✓	Reduced severance payment multiples for compensation and benefit continuation from three years to two years;

✓

Replaced conditional excise tax gross-up provision with a best after-tax provision, in which no excise tax gross-up is applied, and parachute payments may be limited or reduced if the amount as adjusted or reduced is greater than the amount of parachute payments determined net of all taxes;

✓	Replaced evergreen provision that renewed the agreement annually for a three-year period with a one-year period contract term requiring annual renewal; and

✓	Replaced single-trigger for equity vesting acceleration and prorated Long-term Incentive Plan payments with a double-trigger.

     The following is a summary of changes in compensation and performance results and corresponding compensation plan payments for 2011, as approved by the committee (further details are provided in the “2011 Compensation” section of this CD&A beginning on page 43):

  Base Salary. We adjusted base salaries following a comprehensive review by Mercer of base salaries in our comparator group. The base salaries of the NEOs were below the 25th percentile of the peers. Based on the review, the committee recommended, and the Board approved, salary increases placing the NEOs at approximately the 25th percentile.

  Annual Incentive Plan (AIP). Aggregate Company performance for 2011 was judged by the committee to be 125% of target based on the measures stated on page 35.

  2009-2011 Long-term Incentive Plan (LTIP). The aggregate three-year performance for resource growth was 428% of target, and the three-year performance for cash contribution was 252% of target. Based on these achievements and the pay-out matrix (see “2009-2011 Performance Unit Valuation table on page 48), each NEO was awarded the full potential of their 2009-2011 LTIP payment.

  Restricted Stock Units. Awarded to NEOs in two equal amounts, one with a vesting period of one year, and the other with a vesting period of two and a half years.

  Stock Options. No stock options were awarded to NEOs in 2011.

Managing Executive Compensation in the Commodities Industry

     Our stock price is heavily influenced by silver, gold, lead and zinc prices, which fluctuate widely and are primarily driven by economic, political and regulatory factors that are difficult to predict and outside of the Company’s control. Since our stock price is significantly influenced by these external factors, it is a challenge for us to develop performance-based measures that allow our executives to influence our stock price. As a result, our compensation program is designed to focus management’s efforts in areas where they have the most influence on driving long-term business performance (e.g., production, costs, and resource growth) over more cyclical measures of performance that are more directly influenced by metals prices.

     In addition, precious metals companies such as Hecla create shareholder value by finding, developing and mining ore. Oftentimes, this demands that these companies make substantial and sustained investments in exploration and pre-development, at the expense of current earnings. Because of the prominence of earnings in assessing the perceived value of a company, this is an additional challenge to developing an executive compensation program for a precious metals company.

     Despite the challenges inherent in establishing meaningful performance measures for a precious metals mining company, we have designed an executive compensation program that utilizes a comprehensive performance-based compensation structure, ensuring an appropriate balance of operational and financial incentives based on:

  Short- and long-term performance of the Company;

  Individual performance of our executive management;

  Internal and external performance comparisons; and

  Formulaic and discretionary programs.

This structure is illustrated in the following charts showing the mix of incentive instruments used by Hecla for the CEO and other NEOs:

     Our executive compensation program has not eliminated exposure of our executives to fluctuations in the price of metals and our earnings. To the contrary, in order to align our executives with the shareholders, a substantial portion of total compensation is in equity in which value is realized over a number of years, both in terms of vesting schedules and any future increases in the value of our stock.

     We believe the approach to managing executive compensation in the commodities industry described above aligns the incentive structure we desire with business performance elements that taken together, support Hecla’s goal of providing long-term performance gains for our shareholders.

Executive Compensation Objectives and Principles

     Our compensation program is intended to enable us to attract, motivate, reward and retain the management talent needed to achieve our corporate objectives in a highly competitive industry, and thereby increase shareholder value. It is our policy to provide incentives to the Company’s senior management to achieve both short- and long-term goals. To attain these goals, our policy is to provide a significant portion of executive compensation in the form of at-risk, incentive-based compensation. In fact, our executive compensation program is designed to have more pay-at-risk than the market over time, such that increased performance generally leads to an increased level of compensation compared to the market (and vice versa). We believe that such a policy, which directly aligns the financial interests of management with the financial interests of our shareholders, provides the proper incentives to attract, motivate, reward and retain high quality management. See “Oversight and Determination of the Executive Compensation Program – Market Positioning” on page 41 for more information about our approach to executive compensation in the precious metals mining industry.

     In order to meet these compensation objectives for the Company’s executive officers, including the NEOs, the committee is guided by the following principles that express the committee’s view that compensation at Hecla should be:

  performance-based – to reward company-wide results in addition to recognizing individual performance, focusing on objectives that are directly under the control of executives;

  long-term focused – long-term incentive compensation linked to long-term shareholder value should comprise the most significant compensation opportunity for our senior executives;

  market-competitive – compared to mining industry peers, total compensation is targeted at the market 75th percentile level in order to attract, motivate and retain high caliber talent; and

  aligned with shareholders – provide a significant portion of incentive compensation to executives in the form of equity-based awards. Award values fluctuate based on share value thus aligning officer and shareholder interests.

     Our executive compensation program has remained substantially the same for several years. We believe that our four main elements of compensation – base salary, annual incentive awards, long-term incentive awards, and equity grants – together help us to achieve the aforementioned objectives. We do not provide any material perquisites to our NEOs. The Compensation Committee viewed the favorable vote (88.16%) last year by our shareholders for our executive compensation as further validation of the Company’s approach. Nevertheless, because compensation is a dynamic concept, and the market in which we compete can change, sometimes rapidly, elements of our NEO compensation program have changed since last year as described in this Proxy, including under “Summary of Key Compensation Committee Actions Following Say-on-Pay Vote” on page 36.

     We operate in a competitive and challenging industry. Over the past several years, the worldwide mining boom has significantly increased the demand for executives with mining-related skills and experience in the mining industry. In addition, the talent supply in the mining industry is very tight, particularly in the United States. As a result, having a compensation strategy that supports our business strategy is critical to our success.

Oversight and Determination of the Executive Compensation Program

     Role of the Compensation Committee. The Compensation Committee, consisting of George R. Nethercutt, Jr., Ted Crumley, Dr. Anthony P. Taylor and Terry V. Rogers (sometimes referred to herein as “the committee”), has primary responsibility for decision-making concerning executive compensation. Our CEO’s compensation is approved by the independent members of the Board based on recommendations of the committee. The committee carries out its responsibilities under a charter approved by the Board. The committee receives information from Mercer (US) Inc., its independent executive compensation consultant. The committee uses this information in making decisions and conducting its annual review of the Company’s executive compensation program.

     The Chairman of the Board, with the input of the committee Chairman, also leads an annual analysis of our CEO’s performance, in which all independent directors evaluate our CEO’s performance. The independent directors discuss the results of the evaluation during an executive session, from which the CEO is absent, and the Board determines the annual compensation of the CEO.

     The committee works with a rolling agenda. Its heaviest workload occurs during the first half of the year, as decisions are made with respect to short- and long-term incentives earned for the prior year’s performance and the design, target-setting and levels of compensation to be reflected in the current year’s short- and long-term incentive plans. The committee also reviews and approves this CD&A. During the second quarter, the committee reviews materials relating to comparator group composition, competitive pay analysis and other information which forms the foundation for decisions on base salary and equity awards.

     Role of Management. The committee considers input from the CEO in making determinations regarding our executive compensation program and the individual compensation of each executive officer (other than himself). As part of our annual review process, the CEO reviews the performance of each member of the executive team (other than himself), and their contribution to the overall performance of the Company. Approximately mid-year, the CEO presents recommendations to the committee regarding base salary adjustments, target annual incentive awards and actual payouts, stock-based grants, and long-term performance unit grants and actual payouts, based on a thorough analysis of relevant market compensation data comparing Hecla with an applicable comparator group within the mining industry. The CEO and senior management also make recommendations to the committee regarding our annual and long-term quantitative goals and annual qualitative goals for the executive officers (other than the CEO), as well as recommendations regarding the participation in our stock-based compensation plans and amendments to the plans, as necessary.

     The committee reviews these recommendations and exercises its discretion in modifying any of the recommendations prior to making its recommendations to the Board.

     Role of Compensation Consultant. To ensure competitiveness of our executive compensation, the committee relies on objective data provided by Mercer (US) Inc. (“Mercer”), a wholly owned subsidiary of Marsh & McLennan Companies, Inc., an independent compensation consultant. Mercer is engaged by and reports directly to the committee, meets separately with the committee with no members of management present, and consults with the committee chairman in between meetings.

     In June 2011, Mercer performed a competitive analysis for us and presented its findings and recommendations to the committee. The competitive analysis provided detailed comparative data for each executive position and assessed each component of compensation, including base salary, annual incentives, long-term incentives and total target compensation, as well as the mix of compensation between base salary, annual incentives and long-term incentives. We compared this information to our executives’ compensation by similarity of position. The committee also reviewed the Company performance and carefully evaluated each executive’s performance during the year against established goals, leadership qualities, operational performance, business responsibilities, career with the Company, current compensation arrangements and long-term potential.

     The committee has established procedures that it considers adequate to ensure that Mercer’s advice to the committee remains objective and is not influenced by Hecla’s management. These procedures include: a direct reporting relationship between the Mercer consultant and the committee; a provision in the committee’s engagement letter with Mercer specifying the information and recommendations that can and cannot be shared with management; an annual update to the committee on Mercer’s financial relationship with Hecla, including a summary of the work performed for Hecla during the preceding 12 months; and written assurances from Mercer that within the Mercer organization, the Mercer consultant who performs services for Hecla has a reporting relationship determined separately from Mercer’s other lines of business and from its other work for Hecla.

     The total amount of fees for executive compensation consulting services Mercer provided to the committee in 2011 was $71,730.

     During 2011, Mercer or its affiliates provided Hecla with other consulting services not related to executive compensation. The total amount of fees for these additional consulting services in 2011 was $174,673. The decision to engage Mercer or its affiliates for these additional consulting services was made by management and neither the committee nor the Board approved these other services.

     Comparator Group. When making compensation decisions, the committee considers the compensation of our CEO and the other NEOs relative to the compensation paid to similarly-situated executives at companies that we consider to be our peers. Mercer worked closely with the committee to develop a comparator group by screening publicly traded companies in our general industry (exploration and development of mineral properties and mining, processing and sale of silver and gold) and on the basis of comparable size, annual revenue, market capitalization and industry.

     The committee established our current comparator group of companies in June 2011. With the assistance of Mercer, the committee reviews the composition of the comparator group annually to ensure that companies are relevant for comparative purposes. The comparator group used for 2011 was comprised of the following companies:

	Annual
	Revenue[1]	Market Cap[1]	Corporate
Company	($millions US)	($millions US)	Location
IAMGOLD Corporation	1,167	13,771	Canada
Eldorado Gold	791	10,195	Canada
Centerra Gold Inc.	846	4,667	Canada
Pan American Silver Corporation	632	4,326	Canada
New Gold Inc.	530	3,643	Canada
Coeur d’Alene Mines Corporation	515	2,449	United States
Stillwater Mining Company	556	2,455	United States
Allied Nevada Gold Corp.	131	2,340	United States
Alamos Gold Inc.	194	2,184	Canada
Golden Star Resources Ltd.	433	1,187	Canada
Gammon Gold	238	1,122	Canada
Northgate Minerals Corporation	194	2,184	Canada
Median	523	2,452
Hecla Mining Company	422	2,895	United States
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1.	In $US millions as of year-end 2010. Canadian companies converted to $US using December 31, 2010 exchange rate of $1.00 US = $1.0048 CDN.

     On an annual basis and in consultation with Mercer, the committee monitors the comparator group to assess its appropriateness as a source of competitive compensation data and adds or removes companies as needed. In 2011, the committee added Alamos Gold Inc. and Allied Nevada Gold Corp. to make the peer group more similar in size to Hecla.

     We believe these companies are appropriate for purposes of our targeted compensation comparison because they are in the same industry as Hecla, they are likely to compete with Hecla for executive talent, their executive positions are similar to the positions occupied by our executives, and they are considered by the committee to be in an acceptable revenue range compared to Hecla.

     Market Positioning. Our executive compensation program is designed to have more pay-at-risk than the market over time, such that increased performance generally leads to an increased level of compensation compared to the market (and vise versa). For the NEOs as a group, the committee’s policy is to target base salaries to the 25th percentile of the competitive market. Annual cash compensation (i.e., base salaries plus annual performance-based cash incentives) is targeted at the 50th percentile (median) of the competitive market. The total compensation opportunity (including salary, annual incentive (AIP) and long-term incentive pay (LTIP), restricted stock units and stock options) is targeted at the 75th percentile of the competitive market. Total compensation can exceed the 75th percentile if performance is assessed at better than target. This means that we provide below-market base salaries but above-market incentive pay, equity grants and total compensation. The committee has established this market positioning policy for total compensation because it wants to attract the type of executive who is motivated by a compensation program that emphasizes performance-based pay to a greater extent than the market.

Elements of Total Compensation

     We have a multifaceted compensation program. For the year ended December 31, 2011, our executive compensation program consisted of the following elements:

Compensation Element	Objective	Key Features	Terms
Base salary	Provide a fixed level of cash compensation for performing day-to-day responsibilities.	Set in the middle of each year for the 12-month period from July 1 to June 30.	Paid semi-monthly.
Incentive pay Annual Incentive Plan (“AIP”)	Focus executives on short-term annual requirements of achieving Company plans and the performance of steps necessary to achieve longer-term objectives.

Based on corporate achievement of goals, and individual performance. Some goals are quantitative, such as production levels, and others are qualitative, like the settlement of the Coeur d’Alene Basin litigation. There is no formula or weighing of the goals relative to importance, but each goal is considered and valued at the discretion of the committee.

Determined by the committee and paid in a single payment following the performance year. Awarded in the first quarter of each year. Designed to be awarded in cash, but may be paid in equity.

Long-term Incentive Plan (“LTIP”)	Focus executives on longer term value creation as determined by the specific targets of the plan.

Based on corporate goals achieved over a three-year performance period. A new three-year performance period begins each calendar year and performance units are granted in the first half of each year. Each three-year plan identifies key long-term objectives that are expected to create long-term value for shareholders such as predictable operating performance, increasing production and resources, and development of significant capital programs.

Determined by the committee and paid in a single payment following the three-year performance period. Awarded in the first quarter of each year. Designed to be awarded in cash, but may be paid in equity.

Compensation Element	Objective	Key Features	Terms
Equity Stock options Restricted stock units	Align management’s interests with those of shareholders.	Stock option awards vest immediately with a five-year expiration period. Restricted stock unit awards are denominated in shares and delivered in stock with a vesting schedule of one year or more.	Stock options and restricted stock units are granted in the second quarter of each year.
Key Employee Deferred Compensation Plan (“KEDCP”)	Increase exposure to the Company, while also providing a tax deferral opportunity and encouraging financial planning.	Allows for the voluntary deferral of base salary, annual incentive pay, long-term incentive pay and restricted stock unit payouts.	Employee must make election in the previous year to defer in the coming year.
Benefits	Attract and retain highly qualified executives.	Participation in retirement plans, company-paid health, dental and vision insurance, life insurance, and accidental death and dismemberment insurance.	Same terms for all permanent full time employees.

     Mix of Compensation Components. We use the compensation components described in the table above because we believe they provide an appropriate mix of guaranteed compensation and at-risk compensation (annual performance-based incentives and long-term performance-based equity and non-equity incentives) that promotes short-term and long-term performance and produces appropriate rewards. With this mix, we provide the executive with an adequate base salary while motivating the executive to focus on the business criteria that will produce a targeted level of performance for the Company and its shareholders, and provide the executive with the opportunity to earn additional compensation through short-term and long-term incentives.

     We consider all pay elements and their impact on each executive’s target compensation when making determinations regarding the amount of each element. Our decisions regarding the pay mix also reflect our belief that long-term incentives, particularly equity awards, provide an important motivational and retentive aspect to the executive’s overall compensation package.

     Finally, even the guaranteed compensation provided to these executives carries an at-risk element as a substantial portion of this component is comprised of time-based restricted stock units that carry risks of forfeiture and market price decline, as well as the long-term performance plan units that carry the risk of the Company not achieving its three-year period goals under its LTIP.

2011 Compensation

     While the amount of compensation may differ among our NEOs, the compensation policies and factors affecting the amounts, as considered by the committee, are generally the same for each of our NEOs, including our CEO. In this section, we discuss the committee’s considerations with respect to each element of compensation paid in 2011.

     Base Salary. Base salaries are provided to NEOs as part of a compensation package designed to recruit and retain experienced and high caliber executives in the highly competitive talent market in which we compete. Based on the market positioning policy described above, the committee manages base salaries to the 25th percentile of the competitive market for the NEOs as a group. An individual NEO’s base salary may be set above or below the market 25th percentile for that particular position, depending on the committee’s subjective assessment of the individual NEO’s experience, recent performance and expected future contribution, retention concerns, and the recommendation of the Company’s CEO (other than for himself). The committee does not use any type of quantitative formula to determine the base salary level of any of the NEOs. The committee reviews NEO salaries at least annually as part of its overall competitive market assessment, as described above. Typically, the committee makes annual salary adjustments in May of each year for the 12-month period from July 1 to June 30.

     Base Salary – Analysis and Decision. In June 2011, the committee reviewed a market analysis prepared by Mercer. The market analysis indicated that the base salary of each of our NEOs was below the 25th percentile of the comparator group. Based on these findings, the committee increased base salary levels for our NEOs to be competitive with the intended market positioning. The current base salary for each NEO from July 1, 2011, through June 30, 2012, was increased as follows:

2011 Base Salary for NEOs

	7/1/10 to 6/30/11	7/1/11 to 6/30/12	Percentage
	Salary	Salary	Increase
NEO	($)	($)	(%)
Phillips S. Baker, Jr.	445,000	500,000	12.4
James A. Sabala	280,000	300,000	7.1
Dr. Dean W.A. McDonald	200,000	225,000	12.5
Don Poirier	182,000	200,000	9.9
David C. Sienko	200,000	215,000	7.5

     Annual Incentive Plan (“AIP”). A short-term incentive opportunity is provided through our AIP which is the annual incentive component of our executive compensation program. Consistent with Hecla’s pay-for-performance philosophy, substantially all salaried employees, including our NEOs, are eligible to participate in the AIP. In December of the prior year, or February of the current year, the committee recommends to the Board a company-wide, short-term incentive pool that is available for payment to salaried employees, including the NEOs, and is based on Company performance during the upcoming year. If the Company’s performance is as expected, then the target incentive is expected to be paid.

     Performance Measures and Weights. Each year, the committee determines the company-wide goals for the AIP, based on its assessment of our most critical objectives for the upcoming year. For 2011, Company performance for AIP purposes was measured based on production and costs, as well as a number of additional qualitative goals that can be grouped into broad categories such as operations, expanding exploration, departmental, resolution of legal issues, transition and succession planning issues, environmental performance, and personnel and corporate development initiatives.

     In addition to Company measures, specific individual objectives are developed for each NEO (quantitative and qualitative objectives related to safety, health and environment, operations, financial, growth, production development, exploration, legal, investor relations, human capital development, and government and community relations). The specific objectives for each NEO are chosen to reflect each NEO’s individual responsibilities. While most of the objectives are subjective in nature, to the extent possible, objective and quantifiable targets are set in order to improve accountability for results.

     Performance Target Setting. Our management develops proposed targets for each Company performance measure based on a variety of factors, including historical corporate performance, internal budgets, forecasts and growth targets, market expectations and strategic objectives. The committee reviews the targets and adjusts them, as it deems appropriate, prior to recommending approval to the Board. The committee believes that linking annual incentive awards to pre-established goals creates a performance-based compensation strategy consistent with shareholder interests. The committee also believes that incentive compensation targets should be established to drive real and sustainable improvements in operating performance and the strategic position of the Company.

     Target Opportunities. Each NEO has a target award opportunity expressed as a percentage of base salary, along with minimum and maximum award levels. The target award opportunities are determined based on market assessments and the committee’s market positioning policy, the individual NEO’s organization level, scope of responsibility and ability to impact Hecla’s overall performance, and internal equity among the NEOs. Actual awards are paid after the end of each annual performance period and can range from 0% to 200% of the target awards, based on the committee’s assessment of our actual performance and the individual NEO’s goals. Having an award maximum cap reduces the likelihood of windfalls to executives and encourages financial discipline. It is also competitive with typical comparator group practice.

     For 2011, target AIP award opportunities for the NEOs were as follows:

Target Annual Incentive
NEO	(% of base salary)
Phillips S. Baker, Jr.	100%
James A. Sabala	75%
Dr. Dean W.A. McDonald	60%
Don Poirier	60%
David C. Sienko	60%

     Earned Awards. Following the end of the year, the committee reviews the Company’s actual performance and determines the extent of achievement based on actual results. However, the committee does not assign specific weights to any of the measures, nor does the committee make use of pre-established threshold-to-target and target-to-maximum performance ranges for each measure. Rather, instead of employing strict quantitative formulas, the committee reviews performance and exercises its qualitative judgment in assessing overall Company performance compared to target. From this review the committee determines the annual incentive pool available for award.

     In addition, following the end of the year, the CEO and our management review the performance of the NEOs on their individual goals and determine the level of achievement compared to target for each NEO. Most of the individual goals are subjective in nature, and require the exercise of discretion and judgment to assess performance attainment. The committee reviews these performance assessments and exercises its qualitative judgment to modify any of the assessments prior to making its recommendations to the Board regarding actual AIP payments to the NEOs.

     2011 AIP – Analysis and Decision. In February 2011, the committee approved the AIP goals for 2011, which included:

  creating financial flexibility;

  operating improvements;

  achievement of resource growth;

  finalization of the Coeur d’Alene Basin settlement;

  succession plans for development of key operations employees;

  development plans to extend mine life from existing infrastructure; and

  being more active with our investors.

The committee approved these goals because they represent key strategic objectives. The 2011 AIP goals also included targets for production, total cash cost per ounce, providing safe operations, capital, and general and administrative expenditures. The committee approved these goals because they represent key metrics for the Company and are among metrics which our CEO periodically reports to the investment community.

     Hecla’s 2011 performance achieved high levels in many areas. After decades of litigation, the historic environmental liability in the Coeur d’Alene Basin was settled in the third quarter of 2011. This litigation had impeded Hecla’s decisions whether to invest in certain assets, pay dividends, and grow the business. As the claim for damages increased over the years, the possibility of further impact on Hecla and our operations increased. Resolving this litigation was a very significant event for the Company.

     Record revenues of over $477 million were achieved in 2011, an increase of 14% over 2010 results, with gross profit of $265.0 million and net income applicable to common shareholders of $150.6 million, or $0.54 per basic share for the year. Silver reserves and resources increased by 4% and 13%, respectively, with reserves increasing to 148 million ounces. A strong capital expenditure program of $102 million significantly advanced projects at existing operations and pre-development projects. Acquisition of the remaining 30% interest in the San Juan Silver Joint Venture in Creede, Colorado, was completed. We initiated two dividend policies (one in early 2012), and declared dividends in the aggregate of $0.0325 per share of common stock (one of the dividends was declared in the first quarter of 2012). We achieved operating cash flow of $69.9 million after the environmental settlement payment of $168 million. Cash and cash equivalents stood at $266.5 million at year-end, with no significant debt.

     Despite these strong results in 2011, the committee felt that, in the aggregate, those results were offset to a degree by safety performance. As a result, overall Company performance on the combination of all measures under the AIP was judged by the committee to be 125% of target (out of a possible range of 0-200%). By exercising its discretion to measure the Company’s performance at 125% rather than a greater percentage in a year in which so many corporate performance goals were met or exceeded, the committee demonstrated that discretion, along with the more formulaic elements, is an important part of our compensation program, in particular with respect to the AIP.

     Set forth in the table below is each NEO’s actual award in the form of a lump sum payment.

Award[1]
Name	($)
Phillips S. Baker, Jr.	625,000
James A. Sabala	303,750
Dr. Dean W.A. McDonald	182,250
Don Poirier	138,000
David C. Sienko	161,250
____________________

1.	100% of the CEO’s target AIP award is based on Company performance. For the other NEOs, 60% of their target AIP award is based on Company performance and 40% is based on individual performance. The amount reported in this column was paid in cash to the NEO and is reported in the Summary Compensation Table on page 54 under “Non-Equity Incentive Plan Compensation.”

     Past AIP Awards. To demonstrate the variability of payouts and evidence that pay is significantly influenced by performance as determined under our AIP, the table below shows AIP awards for the last five years, listed by position.

					Vice	Vice
		Vice	Vice	Vice	President –	President
	President	President	President –	President –	Corporate	& General
	& CEO	& CFO	Operations	Exploration	Development	Counsel
Year	($)	($)	($)	($)	($)	($)
2007	308,000	82,400	122,600	95,600	87,800	126,500
2008	0	85,000	0	0	0	- - **
2009	845,500	336,000	231,240	195,316	168,432	- - **
2010	667,500	268,000	- - **	178,000	140,000	160,000
2011	625,000	303,750	45,608 *	182,250	138,000	161,250
____________________

*	Our new Vice President – Operations joined Hecla in October 2011, so this amount does not reflect the full annual performance period.

**	Position Vacant

     Long-term Incentive Plan (“LTIP”). We use a long-term incentive plan that focuses executives on meeting three-year goals. The primary objective of our LTIP is to focus the NEOs on long-term corporate performance. The LTIP is also used to attract and retain executives in the highly competitive talent market in which we compete. The committee takes into account both mining and general industry market practices and the objectives of the LTIP when determining the terms and conditions of long-term incentive goals, such as resource additions and cash flow generation (“cash contribution”).

     Performance Measures and Weights. Under the LTIP, a new performance period begins each calendar year and runs for three years. The three-year performance period recognizes that some value-creating activities require a significant period of time to be implemented and for measurable results to accrue. Starting a new plan period each year also provides the committee with the flexibility to adjust for new business conditions, circumstances or priorities in setting the performance metrics and goals for each three-year cycle. Performance units are assigned to each NEO at the beginning of each three-year period, and provide the basis for the amount of awards made to each NEO under the LTIP. Performance units are designed to incentivize management to deliver long-term value. Performance units reinforce Hecla’s business strategy by clearly establishing our key performance elements (e.g., cash flow generation, and resource growth) and the associated long-term performance objectives that must be met for us to be successful and ultimately create value for shareholders.

     Performance units are initially assigned a target value of $100 each. The ultimate dollar value of each unit can range from $0 to $200 depending on our performance compared to the goals approved by the committee. Performance units are paid out as soon as practicable after the end of each performance period, upon approval by the committee. At the discretion of the committee, the payouts may be in the form of cash, common stock, restricted stock units, or a combination of these forms.

     Award Opportunities. As noted above, the committee recommends annual grants of performance units under the LTIP to the NEOs. The committee does not explicitly take into account dollar amounts of realized or realizable compensation from prior long-term incentive awards when determining annual grant levels of performance units.

     Earned Awards. The measures, performance attainment, and payout for each plan period since the plan was adopted, were as follows:

Total Payout per Unit
LTIP Plan Period	($)
2009-2011	200.00
2008-2010	83.25
2007-2009	177.75
2006-2008	161.42
2005-2007	47.85
2004-2006	103.00
2003-2005	0.00

     2009-2011 LTIP – Analysis and Decision. The specific 2009-2011 LTIP goals were approved by the committee in May 2009. The goals were to add to the resource base and generate a defined amount of cash flow based on fixed silver prices. The resource growth target was to add 45.14 million silver equivalent ounces to the resource during the three-year period in addition to replacing production. The target for cash flow generation was $128.6 million. For this calculation, the silver price was fixed at $11.00 per ounce for the 2009-2011 period. The committee felt that setting these goals for the three-year period would incentivize management to focus on production and cost reduction.

     In May 2009, the committee approved the following performance measures and weights for the 2009-2011 LTIP:

Performance Measure	Weight
Resource Growth	50%
Cash Contribution	50%

     The following table summarizes the performance unit valuation ranges for resource growth and cash contribution for the 2009-2011 plan period:

2009-2011 Performance Unit Valuation

Cash Contribution		Resource Growth
% of Target	Unit Value	% of Target	Unit Value
115%	$100.00	300%	$100.00
110%	$84.00	270%	$90.00
105%	$67.00	240%	$80.00
100%	$50.00	200%	$70.00
95%	$44.00	150%	$60.00
90%	$38.50	100%	$50.00
85%	$33.00	90%	$45.00
80%	$27.50	80%	$40.00
75%	$22.00	70%	$35.00
70%	$16.50	60%	$30.00
65%	$11.00
60%	$5.50

     Resource growth and cash contribution are considered separately in the payout calculation. Therefore, if 100% of the resource growth target is reached, there will be a payout of $50 per performance unit, regardless of the cash contribution versus target. Similarly, if 100% of the cash contribution target is reached, there will be a payout of $50 per performance unit, regardless of the resource growth performance versus target.

     During this three-year period, the resource growth was achieved by adding 193 million equivalent silver ounces, which is 428% of target and paid out at $100.00 per unit (see the performance unit chart above). Cash contribution was achieved at 252% of target and paid out at $100.00 per unit. The total 2009-2011 LTIP payout was $200.00 per unit. The following chart shows the number of performance units awarded in May 2009 to each NEO, the unit value achieved, and the amount of cash received (number of units x $200.00 = cash received).

	2009-2011
	Performance		Amount of
	Units	Unit Value	Cash Received[1]
Name	(#)	($)	($)
Phillips S. Baker, Jr.	5,600	200.00	1,120,000
James A. Sabala	1,750	200.00	350,000
Dr. Dean W.A. McDonald	1,300	200.00	260,000
Don Poirier	1,200	200.00	240,000
David C. Sienko	831 [2]	200.00	166,200
____________________

1.	The amount reported in this column was paid in cash to the NEO and is reported in the Summary Compensation Table on page 54 under “Non-Equity Incentive Plan Compensation.”

2.	Mr. Sienko joined the Company on January 29, 2010. These performance units are prorated.

     Equity. We generally use two forms of equity for long-term incentive compensation: stock options and restricted stock units. As with the overall total compensation mix, the committee does not have a formal policy for allocating long-term incentive grant values between equity and cash or between the two forms of equity. The committee periodically makes a judgment considering market conditions, Company plans, and other factors to determine the division of the equity component between a performance focus (via stock options) and retention objectives (via restricted stock units).

     Stock Options. The right to grant stock options under the 1995 Stock Incentive Plan expired in May 2010. All outstanding stock options granted under this plan are still exercisable until their expiration date. In June 2010, our shareholders approved the 2010 Stock Incentive Plan. Stock options granted under this plan will be issued with an exercise price based on the fair market closing sales price of our common stock on the NYSE on the date of grant. Accounting considerations play an important role in the design of our executive compensation program. Accounting rules such as FASB ASC 718 require us to expense the cost of our stock option grants, which reduces the amount of our reported profits.

     For the past several years, we made stock option grants to key employees during the second quarter of the calendar year. In addition to these annual grants, we sometimes granted options to new employees upon hire. During 2011, we did not make any annual stock option awards to our NEOs due to the cost of the options compared to the expected compensation to be realized by the executive.

     Restricted Stock Units. Restricted stock units (“RSUs”) are granted to the NEOs under the Key Employee Deferred Compensation Plan and/or the 2010 Stock Incentive Plan. RSUs are used to retain our NEOs and also to align their interests with the long-term interests of our shareholders via both groups owning shares of stock with the common incentive to increase the value of those shares. RSUs also balance the more volatile rewards associated with stock options by providing value to the NEOs even with a declining share price, which may occur due to general market or industry-specific forces that are beyond the control of the NEOs (e.g., a drop in the prices of gold and silver). In order to balance incentive and retention needs, the committee included a one-year service-vesting requirement for half of the RSUs granted in 2011, and a two and one-half year service-vesting requirement for the other half of the RSUs granted in 2011. In 2011, we granted RSUs to approximately 55 employees, including all NEOs, under the 2010 Stock Incentive Plan and

Key Employee Deferred Compensation Plan. The committee believes this further incentivizes management to take steps that could improve shareholder value and our share price. See “Grants of Plan-Based Awards for 2011” table on page 56 for further information.

     Guidelines and Timing of Equity Awards. We have no program, plan or practice to time the grant of stock-based awards relative to the release of material non-public information or other corporate events. All equity grants to executive officers are approved by the committee or the independent directors at regularly scheduled meetings or, in limited cases involving key recruits or promotions, by a special meeting or unanimous written consent. The grant date is the meeting date or a fixed, future date specified at the time of the grant. Under the terms of our 2010 Stock Incentive Plan, the fair market value is the closing stock price of our common stock on the NYSE on the date of grant. In addition, the committee typically recommends to the Board awards of stock options and/or RSUs to NEOs in the first half of the year.

     Securities Trading Policy. Executive officers are not allowed to trade in Hecla securities three weeks before through two days after the release of any Form 10-Q or Form 10-K, or at any other time during the year when material non-public information is known by the executive officer and as instructed by our Vice President and General Counsel. In addition, executive officers are not permitted to hedge any of our securities.

     Stock Ownership Policy. The committee believes that the elements of compensation for NEOs discussed above, including equity grants that are both short- and long-term, as well as the current equity ownership levels of management, provide for an appropriate level of correlation with shareholder interests and therefore the committee does not require NEOs or other senior executives to own specified amounts of our common stock.

Other

     Nonqualified Deferred Compensation Plan. We maintain the Key Employee Deferred Compensation Plan (the “KEDCP”), a nonqualified deferred compensation plan under which participants may defer up to 100% of their annual base salary and up to 100% of their short- and long-term performance-based or incentive compensation. Participants may elect to have these amounts valued based upon Hecla common stock and credited to a stock account. Alternatively, participants may elect to have these amounts valued in dollars and credited to an investment account. The KEDCP provides for matching and discretionary contributions by us when deferral amounts are valued based upon our common stock. This feature promotes alignment of the participants with our shareholders. Investment accounts of deferral amounts valued in dollars are credited monthly with an amount based on the annual prime rate for corporate borrowers. In general, participants may receive distributions from their deferred compensation balances only upon separation from service with us or according to a fixed date or schedule selected by the participants. The amounts deferred are unfunded and unsecured obligations of Hecla, receive no preferential standing, and are subject to the same risks as any of our other general obligations. Additional details about the KEDCP are described in the narrative accompanying the “Nonqualified Deferred Compensation for 2011” table on page 59.

     Benefits. We provide our employees with a benefits package that is designed to attract and retain the talent needed to manage Hecla. Therefore, all United States salaried employees, including the NEOs, are eligible to participate in the Hecla Mining Company Qualified Retirement Plan (the “Retirement Plan”), the Capital Accumulation Plan (a 401(k) plan, which includes matching contributions by Hecla up to 6%), health, vision and dental coverage, various company-paid insurance plans, and paid time off, including vacations and holidays. All Canadian salaried employees including NEOs are eligible to participate in a similar benefits package. NEOs are eligible to receive certain additional benefits, as described below. The committee intends for the type and value of such benefits offered to be competitive with general market practices.

     Nonqualified Defined Benefit Plan. Under the Retirement Plan, upon normal retirement each participant is eligible to receive a monthly benefit equal to a certain percentage of final average annual earnings for each year of credited service. Additional details about the Retirement Plan are described in the narrative accompanying the “Pension Benefits” table that is included in this Proxy Statement on page 67. Under Hecla’s unfunded Supplemental Excess Retirement Plan (the “SERP”), the amount of any benefits not payable under the Retirement Plan by reason of the limitations imposed by the Internal Revenue Code and/or the Employee Retirement Income Security Act, and the reduction of benefits, if any, due to a deferral of salary made under our KEDCP, will be paid out of our general funds to any employee who may be adversely affected. The Retirement Plan and SERP define earnings for purposes of the plans to include salary plus any other cash incentives.

     In 2012, the committee is expected to review the Retirement Plan to determine if adjustments to the plan are warranted that would cap or reduce pension value.

     Personal Benefits. We do not provide company-paid cars, country club memberships, or other similar perquisites to our executives. The only material personal benefit provided by Hecla is a relocation benefit, which is offered as needed to meet specific recruitment needs.

Clawback Policy

     As required by the provisions of the Dodd-Frank Act, the Company plans to adopt a policy to recover incentive-based compensation from our executive officers in the event of an accounting restatement due to material noncompliance with financial reporting requirements. The SEC has stated it will issue rules implementing these provisions of the Dodd-Frank Act and, therefore, the Company believes it is prudent to wait to adopt a clawback policy until the SEC issues these rules to ensure the policy we adopt complies with these rules.

Hedging Policy

     Our insider trading policy prohibits all directors, executive officers (as defined by Section 16 of the Exchange Act) and certain other employees designated as insiders from engaging in any hedging, including trading in publicly traded options, puts, calls, or other derivative instruments related to Hecla stock or debt.

Employment Agreements

     Hecla has an employment agreement with each of our NEOs that contains provisions regarding the results of a change-in-control of the Company in certain circumstances. The committee believes that these agreements are important for a number of reasons, including providing reasonable compensation opportunities in the unique circumstances of a change-in-control that are not provided by other elements of our compensation program. The committee believes that change-in-control benefits, if structured appropriately, serve to minimize the distraction caused by a potential transaction and reduce the risk that key executives will leave Hecla before a transaction closes. The committee also believes that these agreements motivate the executives to make decisions that are in the best interests of our shareholders should a change-in-control in fact take place. These agreements do this by providing executives with the necessary job stability and financial security during a change-in-control transaction and the subsequent period of uncertainty to help them stay focused on managing Hecla rather than on their own personal employment situation. The committee believes that all of these objectives serve the shareholders’ interests. The committee also believes that change-in-control provisions are an essential component of the executive compensation program and are necessary to attract and retain senior talent in the highly competitive talent market in which we compete.

     The change-in-control provisions were developed by the Company and the committee based on market and industry competitive practice. The Company and the committee periodically review the benefits provided under the agreements to ensure that they serve our interests in retaining our key executives, are consistent with market and industry practice, and are reasonable.

     Under the terms of our equity-based compensation plans and our employment agreements, the CEO and the other NEOs are entitled to payments and benefits upon the occurrence of specified events, including termination of employment (with and without cause) and upon a change-in-control of the Company. The specific terms of these arrangements, as well as an estimate of the compensation that would have been payable had they been triggered as of fiscal year-end, are described in detail in the section entitled “Employment Agreements, Change-in-Control and Termination” on page 60.

     The termination of employment provisions of the employment agreements were entered into in order to address competitive concerns when the NEOs were recruited to Hecla by providing these individuals with a fixed amount of compensation that would offset the risk of leaving their prior employer or foregoing other opportunities in order to join the Company. At the time of entering into these arrangements, the committee considered the aggregate potential obligations of the Company in the context of the desirability of hiring the individual and the expected compensation upon joining Hecla.

     In 2011, the committee reviewed the terms of our employment agreements with executive officers and recommended that the standard agreement be revised for any new executive officers, as described above. See ”Key Compensation Committee Actions Following Say-on-Pay Vote” on page 36. While the committee believes the change-in-control provisions in our existing executive employment agreements benefit the Company, the committee decided to make the above-referenced changes to future executive employment agreements in order to align with recent market trends and generally accepted best practices in this area.

Tax and Accounting Considerations

     Our compensation programs are affected by each of the following:

     Accounting for Stock-Based Compensation. We account for stock-based compensation in accordance with the requirements of FASB ASC Topic 718. We also take into consideration other generally accepted accounting principles in determining changes to policies and practices for our stock-based compensation programs.

     Section 162(m) of the Internal Revenue Code. Section 162(m) of the Internal Revenue Code of 1986, as amended (“Code Section 162(m)”) provides that compensation in excess of $1 million paid to the CEO or to any other NEO (other than the chief financial officer) of a public company will not be deductible for federal income tax purposes unless such compensation is paid pursuant to one of the enumerated exceptions set forth in Code Section 162(m). We attempt to structure our compensation programs such that compensation paid will be tax deductible by us whenever that is consistent with our compensation philosophy. The deductibility of some types of compensation payments, however, can depend upon the timing of an executive’s vesting or exercise of previously granted rights; interpretations of, and changes in, applicable tax laws and regulations; and other factors beyond our control.

     Our primary objective in designing and administering our compensation policies is to support and encourage the achievement of our strategic goals and to enhance long-term shareholder value. For these and other reasons, the committee has determined that it will not necessarily seek to limit executive compensation to the amount that will be fully deductible under Code Section 162(m). The committee will continue to monitor developments and assess alternatives for preserving the deductibility of compensation payments and benefits to the extent reasonably practicable, as determined by the committee to be consistent with our compensation policies and in the best interests of the Company and our shareholders.

     In 2011, Mr. Baker, our President and Chief Executive Officer, earned amounts in excess of $1 million, therefore a portion of his total compensation is not deductible by Hecla.

     Section 409A of the Internal Revenue Code. Section 409A imposes additional significant taxes in the event that an executive officer or director receives “deferred compensation” that does not satisfy the requirements of Section 409A. We believe that we have designed and operated any plans to appropriately comply with Section 409A.

COMPENSATION COMMITTEE REPORT

     The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with Hecla’s management and its independent compensation consultant. Based on its review and discussions, the committee recommended to the Board, and the Board has approved the Compensation Discussion and Analysis included in this Proxy Statement and in Hecla’s Annual Report on Form 10-K for the year ended December 31, 2011.

Respectfully submitted by
The Compensation Committee of the
Board of Directors

George R. Nethercutt, Jr., Chairman
Ted Crumley
Terry V. Rogers
Dr. Anthony P. Taylor

COMPENSATION TABLES

Summary Compensation Table for 2011

     The following compensation tables provide information regarding the compensation of our CEO, CFO, and three other executive officers who were the most highly compensated in the calendar year ended December 31, 2011 (“NEOs”). 2010 and 2009 compensation is preserved for executives who were also NEOs in 2010 and 2009.

							Change in
							Pension Value
							and Non-
							Qualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
		Salary[1]	Bonus[2]	Awards[3]	Awards[3]	Compensation[4]	Earnings[5]	Compensation		Total
Name and Principal Position	Year	($)	($)	($)	($)	($)	($)	($)		($)
Phillips S. Baker, Jr.	2011	472,500	- -	800,004	0	1,745,000	592,579	12,792	[6]	3,622,875
President and Chief	2010	445,000	- -	436,220	441,744	1,133,700	445,799	12,792		2,915,255
Executive Officer	2009	445,000	- -	455,263	450,000	1,840,900	200,054	12,792		3,404,009

James A. Sabala	2011	290,000	- -	299,998	0	653,750	148,278	12,317	[6]	1,404,343
Senior Vice President	2010	280,000	- -	145,408	147,249	387,464	77,398	15,917		1,053,436
and CFO	2009	280,000	- -	151,756	150,000	516,416	35,936	14,700		1,148,808

Dr. Dean W. A. McDonald[8]	2011	212,500	- -	270,008	0	442,250	118,525	15,213	[7]	1,058,496
Vice President - Exploration	2010	196,500	- -	121,171	122,705	286,225	86,366	14,759		827,726
	2009	193,000	- -	126,463	125,000	408,616	36,436	14,701		904,216

Don Poirier[8]	2011	200,000	- -	170,002	0	378,000	89,925	15,213	[7]	853,140
Vice President –	2010	179,000	- -	96,939	98,165	239,900	52,808	14,759		681,571
Corporate Development	2009	176,000	- -	101,170	65,445	346,182	21,931	13,735		724,463

David C. Sienko[9]	2011	207,500	- -	146,004	0	327,450	24,713	14,700	[6]	720,367
Vice President and	2010	184,103	- -	142,539	137,015	193,050	5,533	29,997	[10]	692,237
General Counsel	2009	- -	- -	- -	- -	- -	- -	- -		- -

Ronald W. Clayton[11]	2009	235,000		151,756	150,000	542,303	153,392	10,026		1,242,477
Former Senior Vice
President – Operations
____________________

1.	Salary amounts include both base salary earned and paid in cash during the fiscal year listed.

2.	In accordance with SEC rules, the “Bonus” column will only disclose discretionary cash bonus awards. In each of 2009, 2010 and 2011, there were no discretionary cash bonuses awarded to any NEO for those years.

3.	The amounts shown in the “Stock Awards” column and the “Option Awards” column represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. For a description of the assumptions used in valuing the awards, please see Note 9 to the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011. Please see the “Grants of Plan-Based Awards for 2011” table below for more information about the awards granted in 2011.

4.	This column represents the cash performance payments awarded and earned by the NEOs in the calendar year indicated for each of 2009, 2010 and 2011 under our AIP and the LTIP for the 2007-2009, 2008-2010, and 2009-2011 plan periods as follows:

		AIP Cash				LTIP Cash	Total AIP
		Award	LTIP Plan	LTIP Units	Unit Value	Award	and LTIP
Name	AIP	($)	Period	(#)	($)	($)	($)
Phillips S. Baker, Jr.	2011	625,000	2009-2011	5,600	200.00	1,120,000	1,745,000
	2010	667,500	2008-2010	5,600	83.25	466,200	1,133,700
	2009	845,500	2007-2009	5,600	177.75	995,400	1,840,900

James A. Sabala	2011	303,750	2009-2011	1,750	200.00	350,000	653,750
	2010	268,000	2008-2010	1,435	83.25	119,464	387,464
	2009	336,000	2007-2009	1,015	177.75	180,416	516,416

Dr. Dean W.A. McDonald	2011	182,250	2009-2011	1,300	200.00	260,000	442,250
	2010	178,000	2008-2010	1,300	83.25	108,225	286,225
	2009	195,316	2007-2009	1,200	177.75	213,300	408,616

Don Poirier	2011	138,000	2009-2011	1,200	200.00	240,000	378,000
	2010	140,000	2008-2010	1,200	83.25	99,900	239,900
	2009	168,432	2007-2009	1,000	177.75	177,750	346,182

David C. Sienko	2011	161,250	2009-2011	831	200.00	166,200	327,450
	2010	160,000	2008-2010	397	83.25	33,050	193,050
	2009	- -	2007-2009	- -	- -	- -	- -

Ronald W. Clayton	2009	231,240	2007-2009	1,750	177.75	311,063	542,303

5.	The amounts reported in this column are changes between December 31, 2010 and December 31, 2011 in the actuarial present value of the accumulated pension benefits. None of the amounts reported in this column are above-market nonqualified deferred compensation earnings.

6.	These amounts are Hecla’s matching contributions made under Hecla’s Capital Accumulation Plan for the NEOs.

7.	These amounts are for retirement contributions made on behalf of Dr. McDonald and Mr. Poirier. Canadian employees are excluded from participation in the Hecla Capital Accumulation Plan. Dr. McDonald and Mr. Poirier are paid in Canadian funds. The amounts reported are in U.S. dollars based on the applicable exchange rates as reported in The Wall Street Journal from time-to-time.

8.	Dr. McDonald and Mr. Poirier receive their compensation in Canadian funds. The amounts reported for Dr. McDonald and Mr. Poirier are in U.S. dollars based on the applicable exchange rates as reported in The Wall Street Journal from time-to-time during this time period.

9.	Mr. Sienko was not a NEO in calendar year 2009. Accordingly, compensation information for Mr. Sienko is provided only for calendar years 2010 and 2011.

10.	This amount consists of (i) $8,250 matching contribution made under Hecla’s Capital Accumulation Plan; (ii) $10,700 for apartment rent; (iii) $10,500 for moving expenses; and (iv) $547 reimbursement for airfare with regard to Mr. Sienko’s relocation to Coeur d’Alene, Idaho in 2010.

11.	Mr. Clayton resigned from his position as Senior Vice President – Operations, effective March 31, 2010.

     The following table shows all plan-based awards granted to the NEOs during 2011.

Grants of Plan-Based Awards for 2011

						Other	All Other
						Stock	Option			Grant
						Awards:	Awards:	Exercise	Closing	Date Fair
						Number	Number of	or Base	Market	Value of
		Long-Term	Estimated Future Payouts Under			of Shares	Securities	Price of	Price on	Stock and
		Performance	Non-Equity Incentive Plan Awards			of Stock	Underlying	Option	Date of	Option
	Grant	Plan Units	Threshold	Target	Maximum	or Units	Options	Awards	Grant	Awards
Name	Date	(#)	($)	($)	($)	(#)[5]	(#)	($/Sh)	($)	($)
Phillips S. Baker, Jr.
Restricted Stock[1]	6/24/11					54,870			7.29	400,002
Restricted Stock[2]	6/24/11					54,870			7.29	400,002
LTIP[3]		8,250	0	825,000	1,650,000
AIP[4]			0	500,000	1,000,000

James A. Sabala
Restricted Stock[1]	6/24/11					20,576			7.29	149,999
Restricted Stock[2]	6/24/11					20,576			7.29	149,999
LTIP[3]		3,000	0	300,000	600,000
AIP[4]			0	225,000	450,000

Dr. Dean W.A. McDonald
Restricted Stock[1]	6/24/11					18,519			7.29	135,004
Restricted Stock[2]	6/24/11					18,519			7.29	135,004
LTIP[3]		1,800	0	180,000	360,000
AIP[4]			0	135,000	270,000

Don Poirier
Restricted Stock[1]	6/24/11					11,660			7.29	85,001
Restricted Stock[2]	6/24/11					11,660			7.29	85,001
LTIP[3]		1,800	0	180,000	360,000
AIP[4]			0	120,000	240,000

David C. Sienko
Restricted Stock[1]	6/24/11					10,014			7.29	73,002
Restricted Stock[2]	6/24/11					10,014			7.29	73,002
LTIP[3]		1,800	0	180,000	360,000
AIP[4]			0	129,000	258,000
____________________

1.	Represents the number of RSUs granted on June 24, 2011, to the NEOs under the terms of the Key Employee Deferred Compensation Plan. The restrictions lapse on June 8, 2012, at which time the units are converted into shares of our common stock. The grant date fair value of the RSUs is the number of restricted shares multiplied by the closing price of the Company common stock on the grant date of $7.29

2.	Represents the number of RSUs granted on June 24, 2011, to the NEOs under the terms of the 2010 Stock Incentive Plan. The restrictions lapse on March 14, 2014, at which time the units are converted into shares of our common stock. The grant date fair value of the RSUs is the number of restricted shares multiplied by the closing price of the Company common stock on the grant date of $7.29.

3.	Represents the potential value of the payout for each NEO under the 2011-2013 LTIP period if the threshold, target or maximum goals are satisfied for all performance measures. The potential payouts are performance-driven and therefore completely at risk. The business measurements and performance goals for determining the payout are described in the “Compensation Discussion and Analysis” starting on page 32. Dollar amounts shown in this column are valued as follows: Threshold, $0; Target, $100; and Maximum, $200. As reflected in the “Summary Compensation Table,” awards were paid out in 2011 for the three-year period 2009-2011.

4.	Represents the potential value of the payout for each NEO under the 2011 AIP described on page 45. The total payout to each NEO under the 2011 AIP is described in footnote 4 to the “Summary Compensation Table”.

5.	We account for equity-based awards in accordance with the requirements of FASB ASC Topic 718, by which we recognize compensation expense of a stock option award to an employee based on the fair value of the award on the grant date. Compensation expense of restricted stock and restricted stock unit awards to an employee is based on the stock price at grant date. The compensation expense for stock options, restricted stock and restricted stock units is recognized over the vesting period.

     The following table provides information on the current holdings of stock option and stock awards by the NEOs. This table includes unexercised and unvested stock option awards, and unvested RSUs. Each equity grant is shown separately for each NEO. The stock option prices shown were determined by using the mean between the highest and lowest reported sales prices of our common stock on the NYSE on the date of grant. The market value of the RSUs is based on the closing market price of our common stock on the NYSE as of December 30, 2011, which was $5.23. For additional information about the option awards and RSUs, see the description of equity incentive compensation in the CD&A on page 49.

Outstanding Equity Awards at Calendar Year-End for 2011

	Option Awards					Stock Awards
	Number of	Number of				Number		Market Value
	Securities	Securities				of Shares		of Shares or
	Underlying	Underlying				or Units of		Units of Stock
	Unexercised	Unexercised	Option			Stock That		That Have Not
	Options	Options	Exercise		Option	Have Not		Vested as of
	(#)	(#)	Price	Option	Expiration	Vested		12/31/11
Name	Exercisable	Unexercisable	($)	Grant Date	Date	(#)		($)
Phillips S. Baker, Jr.	110,000	- -	8.61	5/3/07	5/3/12
	122,616	- -	9.855	5/15/08	5/15/13
	235,602	- -	3.42	5/28/09	5/28/14
	137,615	- -	5.52	5/5/10	5/5/15
						54,870	[1]	286,970
						54,870	[2]	286,970

James A. Sabala	33,000	- -	11.34	3/26/08	3/26/13
	13,624	- -	9.855	5/15/08	5/15/13
						20,576	[1]	107,612
						20,576	[2]	107,612

Dr. Dean W. A. McDonald	26,000	- -	8.61	5/3/07	5/3/12
	34,060	- -	9.855	5/15/08	5/15/13
	65,445	- -	3.42	5/28/09	5/28/14
	38,226	- -	5.52	5/5/10	5/5/15
						18,519	[1]	96,854
						18,519	[2]	96,854

Don Poirier	20,000	- -	9.165	7/9/07	7/9/12
	27,248	- -	9.855	5/15/08	5/15/13
	52,356	- -	3.42	5/28/09	5/28/14
	30,581	- -	5.52	5/5/10	5/5/15
						11,660	[1]	60,982
						11,660	[2]	60,982

David C. Sienko	15,000	- -	4.735	1/29/10	1/29/15
	30,581	- -	5.52	5/5/10	5/5/15
						10,014	[1]	52,373
						10,014	[2]	52,373
						5,000	[3]	26,150
____________________

1.	RSU awards made on June 24, 2011, under the terms of the Key Employee Deferred Compensation Plan. The restrictions lapse on June 8, 2012. If any NEO leaves the Company before the restrictions lapse, the NEO forfeits these RSUs.

2.	RSU awards made on June 24, 2011, under the terms of the 2010 Stock Incentive Plan. The restrictions lapse on March 14, 2014. If any NEO leaves the Company before the restrictions lapse, the NEO forfeits these RSUs.

3.	Restrictions lapsed on February 1, 2012.

     The following table shows information concerning the exercise of stock options and the number of stock awards that vested during calendar year 2011 for each of the NEOs and the value realized on the exercise of options and vesting of stock awards during calendar year 2011.

Option Exercises and Stock Vested for 2011

	Option Awards		Stock Awards
	Number of Shares	Value Realized on	Number of Shares	Value Realized on
	Acquired on Exercise	Exercise	Acquired on Vesting	Vesting
Name	(#)	($)	(#)	($)
Phillips S. Baker, Jr.	- -	- -	78,740[1]	648,818
James A. Sabala	45,872	218,961	26,247[1]	216,275
Dr. Dean W.A. McDonald	- -	- -	21,872[1]	180,225
Don Poirier	- -	- -	17,498[1]	144,184
David C. Sienko	- -	- -	17,498[1]	144,184
			5,000[2]	51,400
____________________

1.	The NEOs were granted these RSUs on May 5, 2010. On May 11, 2011, the restrictions lapsed and each NEO received his units in the form of shares of our common stock. The shares were acquired at a price of $8.24, which was the closing sales price of our common stock on the NYSE on May 11, 2011.

2.	Mr. Sienko was granted these RSUs on January 29, 2010, upon his employment with the Company. The restrictions lapsed on February 1, 2011. However, due to a blackout at the time, Mr. Sienko did not receive the stock until March 1, 2011. The shares were acquired at a price of $10.28, which was the closing price of our common stock on the NYSE on March 1, 2011.

     The table below provides information on the nonqualified deferred compensation of the NEOs in 2011.

Nonqualified Deferred Compensation for 2011

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions in	Contributions in	Earnings in	Withdrawals/	Balance at Last
	Last FYE	Last FYE	Last FYE[1]	Distributions[2]	FYE
Name	($)	($)	($)	($)	($)
Phillips S. Baker, Jr.	- -	- -	363	67,196	- -
James A. Sabala	- -	- -	- -	- -	- -
Dr. Dean W. A. McDonald[3]	- -	- -	- -	- -	- -
Don Poirier[3]	- -	- -	- -	- -	- -
David C. Sienko	- -	- -	- -	- -	- -
____________________

1.	Total amount of interest earned on deferred compensation in the NEO’s investment account for calendar year 2011.

2.	The amounts reported in this column include amounts that were previously reported as compensation to the NEOs in the Company’s Summary Compensation Table for previous years.

3.	Canadian employees are not eligible to participate in our deferred compensation plan.

     Pursuant to the Company’s KEDCP, executives and key employees, including the NEOs, may defer awards earned under the LTIP, AIP and any RSUs granted under the terms of the KEDCP. Deferral elections are made by eligible executives in the prior year for amounts to be earned (or granted with regard to long-term stock grants) in the following year. An executive may defer all or a portion of his or her annual non-equity incentive compensation, long-term stock unit grants, awards under the KEDCP, up to 100% of their base compensation and up to 100% of their performance-based or bonus compensation. The KEDCP also provides for corporate matching amounts where the participants elect to have their deferred compensation value based on our common stock in order to promote alignment of the participants with our common shareholders. It also provides for corporate discretionary allocations of amounts valued by our common stock.

     Amounts deferred under the KEDCP are initially credited to either an investment account or a stock account. Amounts credited to the investment account of a participant under the KEDCP are valued in dollars and are delivered to the participant in cash upon a distributable event. Amounts credited to the stock account of a participant are valued based upon our common stock and are delivered to the participant in shares of our common stock upon a distributable event.

     As of the end of the last day of each calendar month, an additional amount is credited to the investment account of the participant equal to the product of (i) the average daily balance of the investment account for the month, multiplied by (ii) the annual prime rate for corporate borrowers quoted at the beginning of the quarter by The Wall Street Journal (or such other comparable interest rate as the Compensation Committee may designate from time-to-time).

     The amounts credited to the investment or stock account of a participant under the KEDCP are distributable or payable, in general, upon the earliest to occur of one or more of the following distribution events: (i) the date on which the participant separates from service with us, with the right to a distribution delayed for six months for certain “specified employees”; (ii) the date on which the participant separates from service with us due to “disability” which is defined in Section 409A of the Internal Revenue Code; (iii) the date on which the participant dies; (iv) a fixed date or fixed schedule selected by the participant; (v) the date on which occurs an “unforeseeable emergency,” which is defined in Section 409A of the Internal Revenue Code; (vi) the date on which occurs a “change-in-control” of the Company, which is defined in regulations issued by the Internal Revenue Service; and (vii) the date on which the KEDCP terminates.

     The KEDCP is at all times considered to be entirely unfunded both for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended, and no provision will at any time be made with respect to segregating our assets for the payment of any amounts under the KEDCP. Any funds that may be invested for purposes of fulfilling our promises under the KEDCP are for all purposes to be part of our general assets and available to general creditors in the event of a bankruptcy or insolvency of the Company. Nothing contained in the KEDCP will constitute a guarantee by us that any funds or assets will be sufficient to pay any benefit under the KEDCP.

     Prior to November 6, 2006, in accordance with the terms of the KEDCP, the Compensation Committee could permit participants to purchase discounted stock option units. The KEDCP was amended on November 6, 2006, and as a result, discounted stock option units can no longer be purchased.

Employment Agreements, Change-in-Control and Termination

     We have Employment Agreements (collectively, the “Employment Agreements”) with our NEOs (i.e., Messrs. Baker, Sabala, McDonald, Poirier and Sienko).

     The Employment Agreements were recommended to the Board by the Compensation Committee and were approved by the Board on the basis of such recommendation. The Employment Agreements, which are substantially identical except for compensation provisions, provide that each of the NEOs shall serve in such executive position as the Board may direct. The Employment Agreements become effective only upon a “change-in-control” of the Company (the date of such change-of-control is referred to as the “Effective Date”). The term of employment under the Employment Agreements is three years from the Effective Date. The Employment Agreements have a change-in-control period of three years, and this period is automatically renewed for an additional year from the anniversary date of each year unless we give notice of nonrenewal 60 days prior to the renewal date. Under the Employment Agreements, a change-in-control is, with certain limitations, deemed to occur if: (i) a person (including a “group” under Section 13d-3 of the Exchange Act) becomes the beneficial owner of 20% or more of the voting power of the Company; (ii) as the result of a tender offer, merger, proxy fight or similar transaction, the persons who were previously directors of the Company cease to constitute a majority of the Board; (iii) consummation of the sale of all, or substantially all, of the assets of the Company (with certain limitations); or (iv) the approval of a plan of dissolution or liquidation.

     The Employment Agreements are intended to ensure, among other things that, in the event of a change-in-control, each NEO will continue to focus on adding shareholder value. We seek to accomplish this by assuring that each NEO continues to receive payments and other benefits equivalent to those he was receiving at the time of a change-in-control for the duration of the term of the Employment Agreement. The Employment Agreements also provide that should a NEO’s employment be terminated either (i) by the NEO for good reason, or (ii) by the Company (other than for cause or disability) after the Effective Date of the Employment Agreement, he would receive from us a lump-sum defined amount generally equivalent to three times the aggregate of his then annual base salary rate and his highest annual bonus prior to the Effective Date.

     The NEOs would also be entitled to lump-sum payments representing the difference in pension and supplemental retirement benefits to which they would be entitled on (i) the date of actual termination, and (ii) the end of the three-year employment period under the Employment Agreements. We would also maintain such NEO’s participation in all benefit plans and programs (or provide equivalent benefits if such continued participation was not possible under the terms of such plans and programs).

     A NEO whose employment has terminated would not be required to seek other employment in order to receive the defined benefits. The Employment Agreements also provide that under certain limited circumstances we will make an additional gross-up payment if necessary to place the NEO in the same after-tax position as if no excess tax were imposed by the Internal Revenue Code. See “Payments Made Upon a Change-in-Control” below.

     The table starting on page 62 reflects the amount of compensation to each of the NEOs in the event of termination of such NEO’s employment under the terms of the NEO’s Employment Agreement. That table also shows the amount of compensation payable to each NEO upon voluntary termination; involuntary not for cause termination; for cause termination; termination following a change-in-control; and in the event of disability or death of the NEO. The amounts shown assume that such termination was effective as of December 31, 2011, and thus includes amounts earned through such time, and are estimates of the amounts which would be paid out to the NEOs upon their termination. The actual amounts to be paid out can only be determined at the time of such NEO’s separation from Hecla.

     Payments Made Upon Termination. For voluntary and involuntary not for cause terminations, NEOs may receive: (i) a prorated portion of short-term performance compensation; (ii) any amounts due under matured long-term performance compensation plans; (iii) one month of health and welfare benefits; and (iv) any earned, but unused vacation. Neither of these terminations would impact their vested retirement plans and the 401(k) match would be deposited in their accounts.

     Payments Made Upon Retirement. The NEOs could receive a prorated portion of any short-term performance compensation and a prorated portion of any long-term compensation in effect at the time of their retirement. They would also receive one month of health and welfare benefits and any earned, but unused vacation and the 401(k) match would be deposited in their accounts. As of December 31, 2011, none of the NEOs are eligible for early or regular retirement.

     Payments Made Upon Death or Disability. Upon death or disability, the NEOs would receive a prorated portion of any short-term performance compensation, as well as a prorated portion of any long-term compensation plans in which the NEO was a participant. In both cases, retirement would be reduced in accordance with the terms of the plans and, in the case of death, the surviving spouse or other beneficiary would receive the payments. They would also receive one month of health and welfare benefits and any accrued, but unused vacation and the 401(k) match would be deposited in their accounts.

     Payments Made Upon a Change-in-Control. If a change-in-control occurs as defined in the NEOs’ Employment Agreements, they would be eligible for a prorated portion of any short-term performance compensation and a prorated portion of any long-term performance compensation as though they had been employed for an additional three years. They would also receive three years of health and welfare benefits and disability and life insurance premiums would be paid. In addition to any earned, but unused vacation, they would be eligible for up to $20,000 in outplacement assistance and the 401(k) match would be deposited in their accounts.

     The Employment Agreements provide for specified payments and other benefits if the NEO’s employment is terminated either (i) by the NEO for good reason, or (ii) by Hecla or its successor other than for cause, death or disability, within the three years following a change-in-control, or prior to a change-in-control if it can be demonstrated that the termination was related to a potential change-in-control. These payments and benefits include the following:

  all accrued obligations;

  lump-sum payment equal to three times the sum of the NEO’s then annual base salary and the NEO’s highest annual and long-term incentive payment for the three years prior to the change-in-control;

  lump-sum payment equal to the difference in the Retirement Plan and Supplemental Plan benefits to which the NEO would be entitled on (i) the date of actual termination, and (ii) three years later; and

  the continued participation for three years in all of Hecla’s benefits plans and programs (or provision of equivalent benefits if such continued participation was not possible under the terms of such plans and programs).

     In addition, our equity compensation plans provide for immediate vesting of all stock options and restricted stock awards in the event of a change-in-control. Also, the LTIP will pay out a prorated award based on target performance, regardless of actual performance. However, this payment directly offsets the cash severance payment by the same amount. These plan provisions enable the executives to recognize the value of their long-term contribution to Hecla and not affect management decisions following termination.

     The Employment Agreements with our current NEOs provide that in the event that (i) a payment qualifies as an “excess parachute payment” under Section 280G of the Internal Revenue Code and is therefore subject to an excise tax, and (ii) the value of the “excess parachute payment” exceeds 110% of the safe harbor amount, then we will make an additional gross-up payment to place the NEO in the same after-tax position as if no excise tax were imposed. If the value of the “excess parachute payment” does not exceed 110% of the safe harbor amount, then no gross-up payment will be made to the NEO. The intent of this provision is to limit the exposure of Hecla and the NEOs to the “excess parachute payment” rules.

				Termination
		Involuntary		Following a
	Voluntary	Not For Cause	For Cause	Change-in-
	Termination	Termination	Termination	Control	Disability	Death
	on	on	on	on	on	on
Executive Benefits and	12/31/11	12/31/11	12/31/11	12/31/11	12/31/11	12/31/11
Payments Upon Termination	($)	($)	($)	($)	($)	($)
Phillips S. Baker, Jr.
Short-term Performance Compensation	625,000	625,000	- -	2,536,500 [1]	625,000	625,000
Stock Options	- -	- -	- -	- -	- -	- -
Restricted Stock	- -	- -	- -	800,004	- -	- -
Long-term Performance Compensation	1,120,000	1,120,000	1,120,000	3,360,000 [2]	1,894,998	1,894,998
Benefits & Perquisites:
Retirement Plans[3]	1,615,429	1,615,429	1,615,429	2,624,154	3,592,790	2,557,971
Deferred Compensation[4]	- -	- -	- -	- -	- -	- -
Health and Welfare Benefits[5]	1,375	1,375	1,375	49,500	1,375	1,375
Disability Income[6]	- -	- -	- -	- -	1,494,194	- -
Life Insurance Benefits[7]	- -	- -	- -	11,054	- -	325,000
Change-in-Control Payment[8]	- -	- -	- -	1,500,000	- -	- -
Earned Vacation Pay[9]	38,462	38,462	38,462	38,462	38,462	38,462
Outplacement	- -	- -	- -	20,000	- -	- -
Total	3,400,266	3,400,266	2,775,266	10,939,674	7,646,819	5,442,806

				Termination
		Involuntary		Following a
	Voluntary	Not For Cause	For Cause	Change-in-
	Termination	Termination	Termination	Control	Disability	Death
	on	on	on	on	on	on
Executive Benefits and	12/31/11	12/31/11	12/31/11	12/31/11	12/31/11	12/31/11
Payments Upon Termination	($)	($)	($)	($)	($)	($)
James A. Sabala
Short-term Performance Compensation	303,750	303,750	- -	1,008,000 [1]	303,750	303,750
Stock Options	- -	- -	- -	- -	- -	- -
Restricted Stock	- -	- -	- -	299,998	- -	- -
Long-term Performance Compensation	350,000	350,000	350,000	1,050,000 [2]	623,332	623,332
Benefits & Perquisites:
Retirement Plans[3]	273,592	273,592	273,592	557,961	403,182	313,086
Deferred Compensation[4]	- -	- -	- -	- -	- -	- -
Health and Welfare Benefits[5]	1,375	1,375	1,375	49,500	1,375	1,375
Disability Income[6]	- -	- -	- -	- -	981,531	- -
Life Insurance Benefits[7]	- -	- -	- -	10,572	- -	300,000
Change-in-Control Payment[8]	- -	- -	- -	900,000	- -	- -
Earned Vacation Pay[9]	17,308	17,308	17,308	17,308	17,308	17,308
Outplacement	- -	- -	- -	20,000	- -	- -
Total	946,025	946,025	642,275	3,913,339	2,330,478	1,558,851
Dr. Dean W.A. McDonald
Short-term Performance Compensation	182,250	182,250	- -	585,948 [1]	182,250	182,250
Stock Options	- -	- -	- -	- -	- -	- -
Restricted Stock	- -	- -	- -	270,008	- -	- -
Long-term Performance Compensation	260,000	260,000	260,000	780,000 [2]	426,666	426,666
Benefits & Perquisites:
Retirement Plans[3]	281,420	281,420	281,420	470,114	491,263	367,941
Deferred Compensation[4]	- -	- -	- -	- -	- -	- -
Health and Welfare Benefits[5]	- -	- -	- -	- -	- -	- -
Disability Income[6]	- -	- -	- -	- -	748,122	- -
Life Insurance Benefits[7]	- -	- -	- -	7,182	- -	225,000
Change-in-Control Payment[8]	- -	- -	- -	675,000	- -	- -
Earned Vacation Pay[9]	12,981	12,981	12,981	12,981	12,981	12,981
Outplacement	- -	- -	- -	20,000	- -	- -
Total	736,651	736,651	554,401	2,821,233	1,861,282	1,214,838
Don Poirier
Short-term Performance Compensation	138,000	138,000	- -	505,296 [1]	138,000	138,000
Stock Options	- -	- -	- -	- -	- -	- -
Restricted Stock	- -	- -	- -	170,002	- -	- -
Long-term Performance Compensation	240,000	240,000	240,000	720,000 [2]	406,666	406,666
Benefits & Perquisites:
Retirement Plans[3]	181,418	181,418	181,418	336,742	372,801	269,781
Deferred Compensation[4]	- -	- -	- -	- -	- -	- -
Health and Welfare Benefits[5]	404	404	404	14,544	404	404
Disability Income[6]	- -	- -	- -	- -	857,467	- -
Life Insurance Benefits[7]	- -	- -	- -	6,741	- -	200,000
Change-in-Control Payment[8]	- -	- -	- -	600,000	- -	- -
Earned Vacation Pay[9]	11,538	11,538	11,538	11,538	11,538	11,538
Outplacement	- -	- -	- -	20,000	- -	- -
Total	571,360	571,360	433,360	2,384,863	1,786,876	1,026,389

				Termination
		Involuntary		Following a
	Voluntary	Not For Cause	For Cause	Change-in-
	Termination	Termination	Termination	Control	Disability	Death
	on	on	on	on	on	on
Executive Benefits and	12/31/11	12/31/11	12/31/11	12/31/11	12/31/11	12/31/11
Payments Upon Termination	($)	($)	($)	($)	($)	($)
David C. Sienko
Short-term Performance Compensation	161,250	161,250	- -	483,750 [1]	161,250	161,250
Stock Options	- -	- -	- -	- -	- -	- -
Restricted Stock	- -	- -	- -	146,004	- -	- -
Long-term Performance Compensation	166,200	166,200	166,200	498,600 [2]	312,865	312,865
Benefits & Perquisites:
Retirement Plans[3]	30,246	30,246	30,246	104,706	127,931	81,128
Deferred Compensation[4]	- -	- -	- -	- -	- -	- -
Health and Welfare Benefits[5]	424	424	424	15,264	424	424
Disability Income[6]	- -	- -	- -	- -	1,864,709	- -
Life Insurance Benefits[7]	- -	- -	- -	8,179	- -	215,000
Change-in-Control Payment[8]	- -	- -	- -	645,000	- -	- -
Earned Vacation Pay[9]	12,404	12,404	12,404	12,404	12,404	12,404
Outplacement	- -	- -	- -	20,000	- -	- -
Total	370,524	370,524	209,274	1,933,907	2,479,583	783,071
____________________

1.	Represents three times the highest annual incentive payment paid in the last three years.

2.	Represents three times the highest long-term incentive payment paid in the last three years.

3.	Reflects the estimated lump-sum present value of qualified and nonqualified retirement plans to which the NEO would be entitled. None of the NEOs qualify for early or regular retirement on December 31, 2011, under our retirement plan.

4.	Reflects the lump-sum present value held in the NEO’s account under our KEDCP as of December 31, 2011.

5.	Reflects the estimated lump-sum value of all future premiums, which will continue to be paid by the Company on behalf of the NEO under our health and welfare benefit plans for three years upon change-in-control and for one month otherwise.

6.	Reflects the estimated lump-sum present value of all future payments, which the NEO would be entitled to receive under our disability program.

7.	Reflects the estimated lump-sum value of the cost of coverage for life insurance provided by us to the NEO; provided, however, that the amount reflected under the heading “Death” reflects the estimated present value of the proceeds payable to the NEO’s beneficiaries upon his death.

8.	Represents three times annual base salary.

9.	Represents lump sum payment of earned vacation time accrued.

EQUITY COMPENSATION PLAN INFORMATION

     As of December 31, 2011, the Company has three equity incentive compensation plans that have been approved by the shareholders under which shares of the Company’s common stock have been authorized for issuance to directors, officers, employees, and consultants. All outstanding awards relate to our Common Stock.

		Weighted-Average	Number of Securities
	Number of Securities To	Exercise Price	Remaining Available For
	Be Issued Upon Exercise	of Outstanding	Future Issuance Under
	of Outstanding Options,	Options,	Equity Compensation
	Warrants and Rights	Warrants and Rights	Plans
Equity Compensation Plans Approved by Security
Holders:
2010 Stock Incentive Plan	14,663	5.94	19,696,320
1995 Stock Incentive Plan[1]	1,180,133	6.73	- -
Stock Plan for Nonemployee Directors	- -	N/A	671,061
Key Employee Deferred Compensation Plan	- -	N/A	2,126,783
Equity Compensation Plans Not Approved by
Security Holders	- -	- -	- -
Total	1,194,796	6.72	22,494,164
____________________

1.	The 1995 Stock Incentive Plan expired on May 5, 2010. No additional stock options or restricted stock can be granted under this plan. However all outstanding stock options and restricted stock granted under this plan will continue to be governed by the provisions of the plan.

OTHER BENEFITS

Retirement Plan

     Our NEOs participate in the Hecla Mining Company Qualified Retirement Plan (the “Retirement Plan”), which covers substantially all of our employees, except for certain hourly employees who are covered by separate plans. Contributions to the Retirement Plan, and the related expense or income, are based on general actuarial calculations and, accordingly, no portion of our contributions, and related expenses or income, is specifically attributable to our officers. A contribution for 2011 is due to be made in 2012. We also have an unfunded Supplemental Excess Retirement Plan adopted in November 1985 (the “SERP”) under which the amount of any benefits not payable under the Retirement Plan by reason of the limitations imposed by the Internal Revenue Code and/or the Employee Retirement Income Security Act, as amended (the “Acts”), and the loss, if any, due to a deferral of salary made under our KEDCP and/or our 401(k) Plan will be paid out of our general funds to any employee who may be adversely affected. Under the Acts, the current maximum annual pension benefit payable by the Retirement Plan to any employee is $195,000 subject to specified adjustments and is calculated using earnings not in excess of $245,000. Upon reaching the normal retirement age of 65, each participant is eligible to receive annual retirement benefits in monthly installments for life equal to, for each year of credited service, 1% of final average annual earnings (defined as the highest average earnings of such employee for any 36 consecutive calendar months during the final 120 calendar months of service) up to the applicable covered compensation level (which level is based on the Social Security maximum taxable wage base) and 1.75% of the difference, if any, between final average annual earnings and the applicable covered compensation level. The Retirement Plan and SERP define earnings for purposes of the plans to be “a wage or salary for services of employees inclusive of any bonus or special pay including gain sharing programs, contract miners’ bonus pay and the equivalent.”

     The following table shows estimated aggregate annual benefits under our Retirement Plan and the SERP payable upon retirement to a participant who retires in 2011 at age 65 having the years of service and final average annual earnings as specified. The table assumes Social Security covered compensation levels as in effect on January 1, 2011.

Estimated Annual Retirement Benefits

Final Average	Years of Credited Service
Annual Earnings	5	10	15	20	25	30	35
$100,000	$6,333	$12,665	$18,998	$25,330	$31,663	$37,996	$44,328
125,000	8,520	17,040	25,560	34,080	42,601	51,121	59,641
150,000	10,708	21,415	32,123	42,830	53,538	64,246	74,953
175,000	12,895	25,790	38,685	51,580	64,476	77,371	90,266
200,000	15,083	30,165	45,248	60,330	75,413	90,496	105,578
225,000	17,270	34,540	51,810	69,080	86,351	103,621	120,891
250,000	19,458	38,915	58,373	77,830	97,288	116,746	136,203
275,000	21,645	43,290	64,935	86,580	108,226	129,871	151,156
300,000	23,833	47,665	71,498	95,330	119,163	142,996	166,828
325,000	26,020	52,040	78,060	104,080	130,101	156,121	182,141
350,000	28,208	56,415	84,623	112,830	141,038	169,246	197,453
375,000	30,395	60,790	91,185	121,580	151,976	182,371	212,766
400,000	32,583	65,165	97,748	130,330	162,913	195,496	228,078
425,000	34,770	69,540	104,310	139,080	173,851	208,621	243,391
450,000	36,958	73,915	110,873	147,830	184,788	221,746	258,703
475,000	39,145	78,290	117,435	156,580	195,726	234,871	274,016
500,000	41,333	82,665	123,998	165,330	206,663	247,996	289,328

     Benefits listed in the pension table are not subject to any deduction for Social Security or other offset amounts. As of December 31, 2011, the following executive officers have completed the indicated number of full years of credited service: P. Baker, 10 years; D. McDonald, 5 years; D. Poirier, 4 years; J. Sabala, 3 years; and D. Sienko, 2 years.

Pension Benefits

     The following table shows pension information under the Hecla Mining Company Retirement Plan and the SERP for the NEOs as of December 31, 2011. The terms and conditions for participation in, and payments from these plans are described above under “Other Benefits.” The actuarial present value of accumulated benefit is determined using the same assumptions used for financial reporting purposes except that retirement age is assumed to be the normal retirement age of 65. These assumptions are described in the pension footnotes to our financial statements combined in our Annual Report to shareholders and on Form 10-K.

		Number of Years	Present Value of	Payments During
		Credited Service	Accumulated Benefit	Last Calendar Year
Name	Plan Name	(#)	($)	($)
Phillips S. Baker, Jr.	Hecla Mining Company
	Retirement Plan	10	205,034	- -
	Hecla Mining Company
	Supplemental Excess
	Retirement Plan		1,410,395	- -
James A. Sabala	Hecla Mining Company
	Retirement Plan	3	95,519	- -
	Hecla Mining Company
	Supplemental Excess
	Retirement Plan		178,073	- -
Dr. Dean W.A. McDonald	Hecla Mining Company
	Retirement Plan	5	120,458	- -
	Hecla Mining Company
	Supplemental Excess
	Retirement Plan		160,962	- -
Don Poirier	Hecla Mining Company
	Retirement Plan	4	91,038	- -
	Hecla Mining Company
	Supplemental Excess
	Retirement Plan		90,380	- -
David C. Sienko	Hecla Mining Company
	Retirement Plan	2	19,125	- -
	Hecla Mining Company
	Supplemental Excess
	Retirement Plan		11,121	- -
Ronald W. Clayton	Hecla Mining Company
	Retirement Plan	20	439,451	- -
	Hecla Mining Company
	Supplemental Excess
	Retirement Plan		527,987	- -

COMPENSATION COMMITTEE INTERLOCKS
AND INSIDER PARTICIPATION

     The members of the Compensation Committee are set forth in the “Compensation Committee Report.” There are no members of the Compensation Committee who were officers or employees of Hecla or any of our subsidiaries during the fiscal year, formerly were officers of Hecla or any of our subsidiaries, or had any relationship otherwise requiring disclosure under the proxy rules promulgated by the SEC or the NYSE.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     We review all relationships and transactions with related persons to determine whether such persons have a direct or indirect material interest. Transactions with related persons are those that involve our directors, executive officers, director nominees, greater than 5% shareholders, immediate family members of these persons, or entities in which one of these persons has a direct or indirect material interest. Transactions that are reviewed as related party transactions by us are transactions that involve amounts that would exceed $120,000 (the current threshold required to be disclosed in the Proxy Statement under SEC regulations and certain other similar transactions). Pursuant to our Code of Business Conduct and Ethics, employees and directors have a duty to report any potential conflicts of interest to the appropriate level of management or to the Corporate Governance and Directors’ Nominating Committee. We evaluate these reports along with responses to our annual director and officer questionnaires for any indication of possible related party transactions. Our legal staff is primarily responsible for the development and implementation of processes and controls to obtain information from the directors and executive officers with respect to related party transactions. If a transaction is deemed by us to be a related party transaction, the information regarding the transaction is discussed with the Board. As required under the SEC rules, transactions that are determined to be directly or indirectly material to Hecla or a related party are disclosed in our Proxy Statement.

     The only related party transactions to be disclosed are discussed below under “Charitable Contributions by the Company.”

CHARITABLE CONTRIBUTIONS BY HECLA

     In December 2007, upon Board approval, we created the Hecla Charitable Foundation (the “Foundation”). We intend from time-to-time to make charitable contributions to the Foundation, which in turn will provide grants to other charitable organizations for charitable and educational purposes. Phillips S. Baker, Jr., serves as the president and as a director of the Foundation. James A. Sabala serves as vice president and as Chairman, and Dr. Dean W.A. McDonald serves as a director of the Foundation. In December 2007, our Board committed to make a contribution of 550,000 shares of our common stock to the Foundation. While these shares were transferred to the Foundation in January 2008, for federal tax purposes, the contribution was deemed to have been made in 2007. The value of the 550,000 shares received in January 2008 was $5,142,500, which was determined by using the closing price of our common stock on the NYSE on December 31, 2007 ($9.35). In 2011, the Foundation was required to fund the amount of $95,193 for distributions. The Company gave an additional $500,000 to the Foundation during 2011, which was put into an investment account for the Foundation. The Foundation currently holds 270,140 shares as of December 31, 2011. The value of those shares based on the closing price of our common stock on the NYSE on December 30, 2011 ($5.23), was $1,412,832.

     Other than the contribution to the Foundation which was authorized in 2011, we have not made any contributions to any charitable organization in which a director served as an executive officer, which exceeded the greater of $1 million or 2% of the charitable organization’s consolidated gross revenues.

AUDIT COMMITTEE REPORT

Membership and Role of the Audit Committee

     The Audit Committee consists of John H. Bowles (Chairman), Terry V. Rogers, and Charles B. Stanley. Each member of the committee satisfies the definition of “independent director” as established in the NYSE listing standards and SEC rules. In addition, each member of the committee is financially literate and the Board has determined that each of John H. Bowles, Terry V. Rogers and Charles B. Stanley qualifies as an audit committee “financial expert” as defined by SEC rules.5 In addition to Hecla, Mr. Bowles serves on the audit committee of two additional Canadian public companies. Neither Mr. Rogers nor Mr. Stanley currently serves on the audit committees of other public companies.

     The committee’s principal functions are to assist the Board in fulfilling its oversight responsibilities, and to specifically review: (i) the integrity of our financial statements; (ii) the independent auditor’s qualifications and independence; (iii) the performance of our internal auditor and the independent auditor; and (iv) our compliance with laws and regulations, including disclosure controls and procedures. During 2011, the committee worked with management, our internal auditor and our independent auditor to address Sarbanes-Oxley Section 404 internal control requirements. The Committee also appoints our independent auditor. The committee met seven times in 2011.

     The committee acts under a written charter as amended and restated effective January 1, 2007. You may obtain a copy of the charter in the “Company” section of http://www.hecla-mining.com under “Corporate Governance.”

Review of the Company’s Audited Financial Statements for the Calendar Year Ended December 31, 2011

     The committee reviews our financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements, the reporting process and maintaining an effective system of internal control over financial reporting. Our independent auditors are engaged to audit and express opinions on the conformity of our financial statements to accounting principles generally accepted in the United States, and the effectiveness of our internal control over financial reporting.

     The committee has reviewed and discussed the audited financial statements, together with the results of management’s assessment of the internal control over financial reporting, with management and the independent auditor. The committee has discussed with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees (SAS 61)), as amended and as adopted by the Public Company Accounting Oversight Board in Rule 3200T. In addition, the committee has received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board (PCAOB Ethics and Independence Rule 3526 (Communication with Audit Committees Concerning Independence) for independent auditor communications with audit committees concerning independence, and has discussed with the independent auditors the independent auditor’s independence. The committee meets with the internal auditor and independent auditor, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls, and the overall quality of our financial reporting. The committee has considered whether the independent auditor’s provision of non-audit services to us is compatible with the auditor’s independence.

____________________

[5]	Audit Committee “financial expert” is defined as a person who has thorough: (i) education and experience as a principal financial officer, principal accounting officer, controller, public accountant, auditor or position performing similar functions; (ii) experience actively supervising one or more such persons; (iii) experience overseeing or assessing the performance of companies or public accountants with respect to the preparation, auditing or evaluation of financial statements; or (iv) other relevant experience and the following attributes: (a) an understanding of Generally Accepted Accounting Principles and financial statements; (b) the ability to assess the general application of Generally Accepted Accounting Principles in connection with the accounting for estimates, accruals, and reserves; (c) experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can be reasonably expected to be raised by a company’s financial statements, or experience actively supervising one or more persons engaged in such activities; (d) an understanding of internal controls and procedures for financial reporting; and (e) an understanding of audit committee functions.

     Based on the Audit Committee’s review and discussions noted above, it recommended to the Board that our audited financial statements be included in our Annual Report on Form 10-K for the calendar year ended December 31, 2011, for filing with the SEC.

Appointment of Auditors

     The Audit Committee has appointed the firm of BDO USA, LLP (“BDO”) as our independent registered public accounting firm for 2012. Under the Sarbanes-Oxley Act of 2002, the committee has the sole authority to appoint the independent auditors for us. However, the Board feels that it is important for the shareholders to approve the selection of BDO. The Board is asking our shareholders to ratify and approve the selection of BDO as our independent registered public accounting firm for 2012. BDO has served as our independent auditor since 2001. Representatives of BDO are expected to be present at the Annual Meeting with the opportunity to make statements and respond to appropriate questions from shareholders present at the meeting.

Respectfully submitted by
The Audit Committee of the Board of Directors

John H. Bowles, Chairman
Terry V. Rogers
Charles B. Stanley

AUDIT FEES

Audit and Non-Audit Fees

     The following table represents fees for professional audit services rendered by BDO for the audit of our annual financial statements for the years ended December 31, 2011, and December 31, 2010, and fees for other services rendered by BDO during those periods.

	2011	2010
Audit Fees	$454,500	$531,090
Audit Related Fees	85,000	81,500
Tax Fees	3,150	850
All Other Fees	- -	- -
Total	$542,650	$613,440

     Audit Fees. Annual audit fees relate to services rendered in connection with the annual audit of our consolidated financial statements, quarterly reviews of financial statements included in our quarterly reports on Form 10-Q, fees related to the registration of securities with the SEC, as well as consultation on accounting standards or transactions.

     Audit Related Fees. Audit related fees consisted principally of fees for audits of financial statements of employee benefit plans.

     Tax Fees. Tax services consisted of fees for tax consultation and tax compliance services, tax planning and miscellaneous tax research.

     All Other Fees. There were no other fees.

     The Audit Committee considers whether the provision of these services is compatible with maintaining BDO’s independence, and has determined such services for calendar years 2011 and 2010 were compatible with such independence. All of the fees were pre-approved by the committee. All of the services described above were approved by the committee pursuant to paragraph (c)(7)(i)(B) of Rule 2-01 of Regulation S-X promulgated by the SEC, to the extent that rule was applicable during calendar years 2011 and 2010.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Auditor

     The Audit Committee is responsible for appointing, setting compensation and overseeing the work of the independent auditor. The committee has established a policy regarding pre-approval of all audit and non-audit services provided by the independent auditor. On an ongoing basis, management communicates specific projects and categories of services for which advance approval of the committee is requested. The committee reviews these requests and advises management if the committee approves the engagement of the independent auditor for specific projects. On a periodic basis, management reports to the committee regarding the actual spending for such projects and services compared to the approved amounts. The committee may also delegate the ability to pre-approve audit and permitted non-audit services to a subcommittee consisting of one or more committee members, provided that any such pre-approvals are reported on at a subsequent committee meeting.

OTHER INFORMATION

     Hecla and two of our current corporate officers are defendants in two lawsuits that allege violations of the Securities and Exchange Act of 1934. The cases are Bricklayers of Western PA Pension Plan, Individually and on behalf of all others similarly situated vs. Hecla Mining Company, Phillips S. Baker, Jr., and James A. Sabala, filed February 1, 2012 and pending in the United States District Court for the District of Idaho; and Joseph S. Vita 2001 Revocable Trust & Joseph S. Vita IRA, Individually and on behalf of all others similarly situated vs. Hecla Mining Company, Phillips S. Baker, Jr., and James A. Sabala, filed on February 14, 2012 and pending in the United States District Court for the District of Idaho. Both lawsuits allege, generally that the defendants issued materially false and misleading statements and allegedly omitted certain material information. The complaint alleges that these actions artificially inflated the market price of Hecla common stock during the class period, thus purportedly harming investors. Both lawsuits allege a class period from October 26, 2010 through January 11, 2012. The lawsuits seek class action status and damages including costs and expenses.

     Hecla has been named as a nominal defendant in six shareholder derivative lawsuits which name as defendants certain Hecla executives and members of Hecla’s Board of Directors. The cases are: Jeff Adams, Derivatively on behalf of Hecla Mining Company vs. Phillips S. Baker, Jr., John H. Bowles, Terry V. Rogers, Charles B. Stanley, Anthony P. Taylor, Ted Crumley, George R. Nethercutt, Jr., James A. Sabala, David J. Christensen and Hecla Mining Company (Nominal Defendants), filed on March 9, 2012 in the United States District Court for the District of Idaho; Fred Cygan, Derivatively on behalf of Hecla Mining Company vs. Theodore Crumley, Phillips S. Baker, Jr., John H. Bowles, George R. Nethercutt, Jr., Terry V. Rogers, Charles B. Stanley, Anthony P. Taylor, James A. Sabala and Hecla Mining Company (Nominal Defendants), filed on February 23, 2012 in the United States District Court for the District of Idaho; Glenda Hesley, Derivatively on behalf of Hecla Mining Company vs. Phillips S. Baker, Jr., Ted Crumley, John H. Bowles, George R. Nethercutt, Jr., Terry V. Rogers, Charles B. Stanley, Anthony P. Taylor and Hecla Mining Company (Nominal Defendants), filed on February 29, 2012 in the United States District Court for the District of Idaho; Gerald Moss, Derivatively on behalf of Hecla Mining Company vs. Phillips S. Baker, Jr., John H. Bowles, Terry V. Rogers, Charles B. Stanley, Anthony P. Taylor, Ted Crumley, George R. Nethercutt, Jr., James A. Sabala, David J. Christensen and Hecla Mining Company (Nominal Defendants), filed on February 29, 2012 in the United States District Court for the District of Idaho; Jeff Murguia, Derivatively on behalf of Hecla Mining Company vs. Theodore Crumley, Phillips S. Baker, Jr., John H. Bowles, George R. Nethercutt, Jr., Terry V. Rogers, Charles B. Stanley, Anthony P. Taylor, James A. Sabala and Hecla Mining Company (Nominal Defendants), filed on March 9, 2012 in the First Judicial District Court of Idaho in Kootenai County, Idaho; and Steven and Linda South, Derivatively on behalf of Hecla Mining Company vs. Phillips S. Baker, Jr., John H. Bowles, Ted Crumley, George R. Nethercutt, Jr., Terry V. Rogers, Charles B. Stanley, Anthony P. Taylor and Hecla Mining Company (Nominal Defendants), filed on March 1, 2012 in the Delaware Court of Chancery. In general terms, these lawsuits allege breaches of fiduciary duties by the individual defendants and seek damages, purportedly on behalf of Hecla.

OTHER BUSINESS

     As of the date of this Proxy Statement, the Board is not aware of any matters that will be presented for action at the Annual Meeting other than those described above. However, should other business properly be brought before the Annual Meeting, the proxies will be voted thereon at the discretion of the persons acting thereunder.

By Order of the Board of Directors

Michael B. White
Corporate Secretary

April 9, 2012

APPENDIX A

HECLA MINING COMPANY STOCK PLAN
FOR NONEMPLOYEE DIRECTORS
(as amended July 18, 2002, February 25, 2004,
May 6, 2005, and December 10, 2007)

     1. Name of Plan. This plan shall be known as the “Hecla Mining Company Stock Plan for Nonemployee Directors” and is hereinafter referred to as the “Plan.”

     2. Purpose of Plan. The purpose of the Plan is to enable Hecla Mining Company, a Delaware corporation (the “Corporation”), to attract and retain qualified persons to serve as directors, to enhance the equity interest of directors in the Corporation, and to solidify the common interests of its directors and shareholders in enhancing the value of the Corporation’s common stock, par value $.25 per share (the “Common Stock”). The Plan seeks to encourage the highest level of director performance by providing such directors with a proprietary interest in the Corporation’s performance and progress by crediting them with Common Stock annually as part of their annual retainer.

     3. Effective Date and Term. The Plan shall be effective as of the date it is approved by at least a majority of the outstanding shares of Common Stock present or represented and entitled to vote at a meeting of shareholders of the Corporation not later than May 30, 1995, and shall remain in effect until July 17, 2012 [July 17, 2017].

     4. Eligible Participants. Each member of the Board from time to time who is not a full-time employee of the Corporation or any of its subsidiaries shall be a participant (“Participant”) in the Plan. Each credit of shares of Common Stock pursuant to the Plan shall be evidenced by a written agreement duly executed and delivered by or on behalf of the Corporation and a Participant, if such an agreement is required by the Corporation to assure compliance with all applicable laws and regulations.

     5. Credit of Shares. (a) Commencing May 30, 1995, as part of the retainer payable to each Participant for service on the Board, each Participant shall be credited notional shares of Common Stock subject to applicable restrictions set forth in Section 6 hereof with respect to payment. Subject to paragraph (b) below, each Participant shall be credited each year for service on the Board with a number of shares of Common Stock determined by dividing $24,000 by the average closing price for the Common Stock on the New York Stock Exchange (or if not listed on such exchange on any other national securities exchange on which the shares of Common Stock are listed) for the prior calendar year (the “Stock Retainer”). The Stock Retainer for each year shall be credited as of May 30 of each year during the term of the Plan, commencing May 30, 1995. Such notional shares shall be contributed to a grantor trust established by the Corporation pursuant to Section 6(g) and subject to its terms.

     (b) Any person who becomes a nonemployee director following May 30 of any year during the term of the Plan, whether by appointment or election as a director or by change in status from a full-time employee, shall be credited, on becoming a nonemployee director, as a portion of the compensation to be paid to such Participant until the next Annual Meeting of Shareholders, with a number of shares of Common Stock equal to the product of the number of shares determined pursuant to 5(b) above times a fraction, the numerator of which is the number of full weeks remaining until May 30 of the following year and the denominator of which is 52; provided that no fractional shares shall be credited and the number of shares of Common Stock to be credited pursuant to this paragraph (b) shall be rounded up to the next whole number.

     6. Delivery of Shares. (a) All Stock Retainers credited notionally to a Participant, together with the “Dividend Equivalent Amount” (as defined in paragraph (c) below) with respect thereto, shall be delivered to the Participant or the Participant’s estate or legal guardian on, or beginning on, the Delivery Date (as defined in paragraph (b) below), in accordance with this Section 6.

     (b) The “Delivery Date” means the first date upon which one of the following events occurs:

(i)	Death of the Participant;

(ii)	Disability of the Participant as defined in paragraph 6(f) below;

(iii)	Retirement of the Participant from service as a Director of the Corporation in accordance with the Corporation’s By-Laws then in effect;

(iv)	Cessation of service as a Director for any reason other than those specified in subsections (b)(i), (ii) and (iii) of this Section 6;

(v)	Change in Control as defined in Section 8; or

(vi)

At a specified date upon the election of any Participant prior to the first day of the year in which such shares of Common Stock are credited to such Participant under Section 5 provided that the delivery under such election shall be limited to that portion of the Stock Retainer and related Dividend Equivalent Amount credited to each Participant under the Plan for at least 24 months prior to delivery.

     (c) The “Dividend Equivalent Amount” with respect to any Stock Retainer means (i) the amount of cash, plus the fair market value as determined by the Committee (as defined in Section 12) on the date of distribution of any property, other than stock of the Corporation, plus (ii) any shares of stock of the Corporation, in each case which the Participant would have received as dividends or other distributions with respect to the Stock Retainer, if the Stock Retainer had been delivered to the Participant at the time it was credited to the Participant under this Plan, plus (iii) interest on the amount described in clause (i) at a rate equal to the Corporation’s cost of funds, from the date or date(s) such dividends or other distributions would have been received through the date the Stock Retainer is delivered.

     (d) If a Participant’s Delivery Date is described in clause (iv) or clause (v) of paragraph (b), all Stock Retainers and all Dividend Equivalent Amounts with respect thereto shall be delivered at one time, as soon as practicable after the Delivery Date. If a Participant’s Delivery Date is described in clause (i), clause (ii) or clause (iii) of paragraph (b), the Stock Retainers and the Dividend Equivalent Amounts with respect thereto shall be delivered at one time, as soon as practicable after the Delivery Date, unless the Participant has in effect a valid Installment Delivery Election pursuant to paragraph (e) below to have the Stock Retainers and Dividend Equivalent Amounts delivered in yearly installments over five, ten or fifteen years (the “Applicable Delivery Period”). If the Participant does have in effect a valid Installment Delivery Election, then the Stock Retainers, together with the Dividend Equivalent Amounts with respect thereto, shall be delivered in equal yearly installments over the Applicable Delivery Period, determined by the Committee in its sole discretion, with the first such installment being delivered on the first anniversary of the Delivery Date; provided, that if in order to equalize such installments, fractional shares would have to be delivered, such installments shall be adjusted by rounding to the nearest whole share; and provided, further, that for purposes of determining the Dividend Equivalent Amounts with respect to Stock Retainers being paid in installments, Stock Retainers shall be deemed to be distributed in the order they were credited to the Participant (i.e., on a first-in, first-out (FIFO) basis). If any Stock Retainers and Dividend Equivalent Amounts of a Participant are to be delivered after the Participant has died or become legally incompetent, they shall be delivered to the Participant’s estate or legal guardian, as the case may be, in accordance with the foregoing schedules; provided, that if the Participant dies with a valid Installment Delivery Election in effect, and the legal representatives of the Participant’s estate so request, the Committee (as defined in Section 12 below) may (but shall not be obligated to) deliver all remaining undelivered Stock Retainers and Dividend Equivalent Amounts to the Participant’s estate immediately. References to the Participant in this Plan shall be deemed to refer to the Participant’s estate or legal guardian, where appropriate. Notwithstanding the foregoing, Delivery to any

Participant under (iii) or (iv) above will be delayed for six months after such retirement or cessation of service if such Participant is a key employee (as defined in Section 416(i) without regard to paragraph (5) thereof of the Code) if such Stock is publicly traded on an established securities market or otherwise.

     (e) An Installment Delivery Election means a written election by a Participant, on such form as may be prescribed by the Committee (as defined in Section 12 below), to receive delivery of Stock Retainers and Dividend Equivalent Amounts in installments over a period of five, ten or fifteen years, as more fully described in paragraph (d) above. Once made, an Installment Delivery Election may be superseded by another Installment Delivery Election. However, in order for any initial or superseding Installment Delivery Election to be valid, it must be received by the Committee prior to the first day of the year in which such shares of Common Stock are credited to such Participants under Section 5. In the case of multiple Installment Delivery Elections and/or revocations by any Participant, the most recent valid Installment Delivery Election or revocation in effect as of the Delivery Date shall be controlling. No Delivery Elections once made can be accelerated and any elections to further defer Delivery Elections must be made in accordance with the following:

1.	Such election will not take effect until 12 months after the election is made;

2.	Any subsequent election other than under (b)(i) or (b)(ii) above must be for a period of at least 5 years from the date such Delivery Election would otherwise have been made under the Plan; and

3.

With respect to any Delivery Election to be made at a specified time or pursuant to a fixed schedule pursuant to an election at the time of such initial deferral, such election must be made at least 12 months prior to the date of the first scheduled Delivery Election under such initial election.

     (f) “Disability” shall mean the Participant’s inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months or any other definition provided under Section 409A of the Code or regulations thereunder.

     (g) The Corporation has created a grantor trust (the “Trust”) to assist it in accumulating the shares, cash and other property needed to fulfill its obligations under this Section 6. On each date when a Stock Retainer is credited to a Participant, the Corporation shall contribute such Stock Retainer to the Trust. However, Participants shall have no beneficial or other interest in the Trust and the assets thereof, and their rights under the Plan shall be as general creditors of the Corporation, unaffected by the existence or nonexistence of the Trust, except that deliveries of Stock Retainers and payments of cash and other property to Participants from the Trust shall, to the extent thereof, be treated as satisfying the Corporation’s obligations under this Section 6.

     7. Share Certificates; Voting and Other Rights. The certificates for shares delivered to a Participant or the trustee of the Trust, if any (the “Trustee”), pursuant to Section 6 above shall be issued in the name of the Participant or the Trustee, as the case may be, and the Participant or the Trustee, as the case may be, shall be entitled to all rights of a shareholder with respect to Common Stock for all such shares issued in his name, including the right to vote the shares, and the Participant or the Trustee, as the case may be, shall receive all dividends and other distributions paid or made with respect thereto.

     8. Change in Control. A “Change in Control” shall be deemed to have occurred if any of the following events shall have happened:

(i)

An acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either (1) the then outstanding shares of

Common Stock of the Corporation (the “Outstanding Corporation Common Stock”) or (2) the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the “Outstanding Corporation Voting Securities”); excluding, however, the following: (1) Any acquisition directly from the Corporation, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Corporation, (2) Any acquisition by the Corporation, (3) Any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any corporation controlled by the Corporation, or (4) Any acquisition by any corporation pursuant to a transaction which complies with clauses (1), (2) and (3) of subsection (iii) of this Section 8; or

(ii)

A change in the composition of the Board such that the individuals who, as of the effective date of the Plan, constitute the Board (such Board shall be hereinafter referred to as the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided however, for purposes of this Section 8, that any individual who becomes a member of the Board subsequent to the effective date of the Plan, whose election, or nomination for election by the Corporation’s shareholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual was a member of the Incumbent Board; but, provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board; or

(iii)

The consummation by the shareholders of the Corporation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Corporation (“Corporate Transaction”) or, if consummation of such Corporate Transaction is subject, at the time of such approval by shareholders, to the consent of any government or governmental agency, obtaining of such consent (either explicitly or implicitly by consummation); excluding however, such a Corporate Transaction pursuant to which (1) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Corporation or all or substantially all of the Corporation’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities, as the case may be, (2) no Person (other than the Corporation, any employee benefit plan (or related trust) of the Corporation or such corporation resulting from such Corporate Transaction) will beneficially own, directly or indirectly, 20% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors except to the extent that such ownership existed prior to the Corporate Transaction and (3) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

(iv)	The approval by the shareholders of the Corporation of a complete liquidation or dissolution of the Corporation.

Section 8 Change in Control events shall be subject to Section 409A regulations and will be interpreted in accordance with such regulations.

     9. General Restrictions. (a) Notwithstanding any other provision of the Plan or agreements made pursuant thereto, the Corporation shall not be required to issue or deliver any certificate or certificates for shares of Common Stock under the Plan prior to fulfillment of all of the following conditions:

(i)	Listing or approval for listing upon notice of issuance of such shares on the New York Stock Exchange, Inc., or such other securities exchange as may at the time be the principal market for the Common Stock;

(ii)	Any registration or other qualification of such shares of the Corporation under any state or federal law or regulation, or maintaining in effect any such registration or other qualification which the Committee shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable; and

(iii)	Obtaining any other consent, approval, or permit from any state or federal governmental agency which the Committee shall, in its absolute discretion after receiving the advice of counsel, determine to be necessary or advisable.

     (b) Nothing contained in the Plan shall prevent the Corporation from adopting other or additional compensation arrangements for the Participants.

     10. Shares Available. Subject to Section 11 below, the maximum number of shares of Common Stock which may be credited as Stock Retainers pursuant to the Plan is 1,000,000. Shares of Common Stock issuable under the Plan shall be taken from authorized but unissued shares or from treasury shares of the Corporation as shall from time to time be necessary for issuance pursuant to the Plan.

     11. Change in Capital Structure. In the event of any change in the Common Stock by reason of any stock dividend, stock split, combination of shares, exchange of shares, warrants or rights offering to purchase Common Stock at a price below its fair market value, reclassification, recapitalization, merger, consolidation or other change in capitalization, appropriate adjustment shall be made by the Committee (as defined in Section 12 below) in the number and kind of shares subject to the Plan and any other relevant provisions of the Plan, whose determination shall be binding and conclusive on all persons.

     12. Administration; Amendment. (a) The Plan shall be administered by a committee consisting of the Chief Executive Officer, the Treasurer, the Controller, and the General Counsel of the Corporation (the “Committee”), which shall have full authority and discretion to, construe and interpret the Plan, to establish, amend and rescind rules and regulations relating to the Plan, and to take all such actions and make all such determinations in connection with the Plan as it may deem necessary or desirable.

     (b) The Board may from time to time make such amendments to the Plan as it may deem proper and in the best interest of the Corporation without further approval of the Corporation’s shareholders, provided that to the extent required to qualify transactions under the Plan for exemption under Rule 16b-3 promulgated under the Exchange Act (“Rule 16b-3”), no amendment to the Plan shall be adopted without further approval of the Corporation’s shareholders in the manner prescribed in Section 3 hereof and, provided further, that if and to the extent required for the Plan to comply with Rule 16b-3, no amendment to the Plan shall be made more than once in any six-month period that would change the amount, price or timing of the grants of Common Stock hereunder other than to comport with changes in the Internal Revenue Code of 1986, as amended, including Section 409A thereof, and the Employee Retirement Income Security Act of 1974, as amended, or the regulations thereunder.

     (c) The Board may terminate the Plan at any time subject to the requirements of Section 409A of the Code and the regulations thereunder.

     (d) Notwithstanding any other provision of the Plan, neither the Board nor the Committee shall be authorized to exercise any discretion with respect to the selection of persons eligible to receive grants under the Plan or concerning the amount or timing of grants under the Plan.

     13. Grandfathered Amounts. Notwithstanding anything in this Plan to the contrary, any amounts accrued and vested by Participants under the Plan prior to January 1, 2005 will be paid under the terms of the Plan as then in effect.

     14. Miscellaneous. (a) Nothing in the Plan shall be deemed to create any obligation on the part of the Board to nominate any director for reelection by the Corporation’s shareholders or to limit the rights of the shareholders to remove any director.

     (b) The Corporation shall have the right to require, prior to the issuance or delivery of any shares of Common Stock pursuant to the Plan, payment by a Participant of any taxes required by law with respect to the issuance or delivery of such shares.

     15. Governing Law. The Plan and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware.

MEETING TO BE HELD AT:

Elk’s Temple BPOE 331
419 Cedar St.
Wallace, Idaho
Phone: (208) 753-4255

DRIVING DIRECTIONS:

  From the Spokane, Washington/Coeur d’Alene, Idaho, area via Interstate 90

    Follow Interstate 90 East to Wallace, Idaho

    Take Exit #61, towards Wallace

    Turn right on S. Frontage Rd.

    Turn left on Front St. (I-90-BL)

    Turn right on Cedar St.

    Elk’s Temple is on the right-hand side

HECLA MINING COMPANY
6500 N. MINERAL DRIVE
SUITE 200
COEUR D' ALENE, ID 83815

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

Electronic Delivery of Future PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
			For All	Withhold All	For All Except
The Board of Directors recommends you vote FOR the following:

1.	Election of Directors		☐	☐	☐
	Nominees

01	George R. Nethercutt Jr	02	John H. Bowles

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.		For	Against	Abstain
2.	Advisory resolution to approve executive compensation.	☐	☐	☐

3.	Amendment to the Stock Plan for Nonemployee Directors.	☐	☐	☐

4.	PROPOSAL to ratify and approve the selection of BDO USA, LLP, as independent auditors of the Company for the calendar year ending December 31, 2012.	☐	☐	☐

NOTE: With discretionary authority upon such other matters that may properly come before the meeting including any adjournment or postponement.

NOTE: The Proxy must be signed exactly as your name or names appear on this card. Executors, administrators, trustees, partners, etc., should give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer(s), who should specify the title(s) of such officer(s).

Signature [PLEASE SIGN WITHIN BOX]	Date

Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/are available at www.proxyvote.com.

HECLA MINING COMPANY
6500 N. Mineral Drive, Suite 200
Coeur d’Alene, Idaho 83815-9408

PROXY SOLICITED ON BEHALF OF	ANNUAL MEETING OF SHAREHOLDERS
THE BOARD OF DIRECTORS	MAY 24, 2012

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE
NOMINEES FOR DIRECTOR LISTED IN ITEM 1 AND "FOR" PROPOSALS 2, 3 and 4

The undersigned, revoking any previous proxies, hereby appoints PHILLIPS S. BAKER, JR. and MICHAEL B. WHITE, and each of them, proxies of the undersigned, with full power of substitution, to attend the Company's Annual Meeting of Shareholders on May 24, 2012, and any adjournments or postponements thereof, and there to vote the undersigned's shares of Common Stock of the Company on the following matters as described in the Board of Directors Proxy Statement for such meeting, a copy of which has been received by the undersigned.

Continued and to be signed on reverse side